Internal Use Investor Information February - March Exhibit 99.1

2 Topic Page # Profile and Strategy 3-12 Asset / Liability Management 13-24 Fees & Expenses 25-32 Business Segment Highlights 33-38 Loans & Deposits 39-51 Capital, Debt & Liquidity 52-57 Investments in Tech, Digital, & Ops 58-61 Credit 62-68 Near-Term Expectations 69 Appendix & Forward Looking Statements 70-84 Table of Contents

3 Longstanding Strategic Priorities Committed to: • Diversified Revenue Streams • Appropriate Risk Adjusted Returns • Disciplined Expense Management Profitability Strategically Investing in: • Above median organic loan & deposit growth over the last 5 yrs vs. peers(1) • Opportunities to leverage superior growth of the core footprint: 3.6% projected population growth(2) • Non-bank M&A, expanding products and capabilities • Talent, technology, products & services, driving organic growth Growth Relentless focus on: • Client selectivity • Credit Risk Management • Interest Rate Risk Management • Capital and Liquidity Management • Operational & Compliance Risk Management Soundness (1) Source: S&P Cap IQ and SEC Reporting. Avg loan and deposit balance changes from FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FHN, HBAN, MTB, PNC, USB. Other peers include CMA, FITB, HWC, KEY, SNV, TFC, ZION. (2) Source: S&P Cap IQ. Generating Consistent Sustainable Long-term Performance

Attractive Footprint and Strong Brand Presence

Home field advantage in the southeast

GENERATING
Consistent Sustainable
Long-term Performance

Winning in Core Markets

Building trust & serving clients for over 170 years



★ Regions HQ
Retail Branch Footprint
Specialized Lending Nationwide

Strong Profitability/Returns Supported by:

- ☑ Low Cost Core Deposits
- ☑ Loyal Customer Base
- ☑ Strong Brand
- ☑ Employer / Bank of Choice

Strong Growth Profile

13 of 15	Unemployment rates in 13 of our 15 state footprint remain at or below the national average[2] (including all 8 of our top deposit states)
3.5%	Regions' deposit weighted population growth by MSA for 2026-2031 is 3.5% vs. national average of 2.6%[1]
16 of 25	16 of Regions' top 25[1] MSAs are projected to grow faster than the U.S. national average

19th	Ranked 19th in the U.S. in total deposits[1]
~70%	Top 5 market share in ~70% of MSAs across 15-state footprint[1]
~90%	~90% of deposits reside in top 8 states by deposits
~$5,200	Average consumer NIB account balance[3]

(1) Source: S&P Cap IQ. Top 25 market share as defined by deposit dollars - FDIC as of 6/30/2025; pro-forma for announced M&A transactions as of 2/4/2026. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on 2024 U.S. Census data. (2) Source: U.S. Bureau of Labor Statistics. (3) Based on 4Q25 average balances.

REGIONS | 4

Building on Our Success

Strategic investments in priority markets driving deposit expansion

GENERATING
Consistent Sustainable Long-term Performance

Continuing to Invest in Priority Markets[2]

Building on success with incremental investments supporting growth while maintaining advantage in core businesses and markets.

Proven Track Record of Success…

$14.6B

Deposit Growth in Priority Markets[1] since 2019



7 of 8

Priority Markets[1] Gaining Share since 2019

58% vs. 41%

Regions Deposit Growth[1] since '19 Outpacing Market

Maximizing Growth Opportunities

Priority Market Growth Opportunities[1]

$1.6T

Deposit Opportunity (RF $40B)[2]



'26-'31 Population Growth[3]
2.58%
3.53%
6.21%
US
Regions Footprint
Priority Markets



Priority Markets '26-'31 Projected Population Growth[3]
Nashville
5.7%
Tampa
6.7%
Atlanta
4.2%
Miami/SFL
5.7%
Orlando
8.3%
Dallas/FW
7.3%
Huntsville
7.9%
Houston
7.3%
Nat'l avg: 2.6%

Deposits[4]	Mkt Share	Rank
$9.6	9.7%	3
$7.5	8.4%	5
$6.3	2.6%	7
$5.7	1.7%	13
$2.9	4.2%	5
$2.8	0.7%	19
$2.7	22.2%	1
$2.4	0.7%	16

(1) Priority markets include: Tampa, Orlando, Miami/SFL, Houston, Dallas/FW, Nashville, Atlanta, and Huntsville. (2) RF Deposits in Priority Markets as of June 2025. Data Source: FDIC Deposit Data. (3) Source: S&P Capital IQ. S&P's demographic data is provided by Claritas based primarily on 2024 U.S. Census data. All S&P Cap IQ data pulls as of 2/4/2026. (4) $ in billions.

REGIONS | 5

Investing in People and Technology

Expanding talent and capabilities in markets with greatest opportunity

GENERATING Consistent Sustainable Long-term Performance

Investing in Banker Expansion

3-Year Associate Impact

~870

- Hiring ~170 incremental bankers across Middle Market, Small Business, TM, Mortgage, and Wealth
- Adding ~100 revenue-enablement roles to support banker productivity
- Reskilling and reallocating ~600 retail bankers toward small business and mass affluent customers, primarily across high-growth markets

~ 75%

Overall Initiative: ~75% Complete[1]

Early Results...

>40%[2]	+33%[2]	>15%[2]
Of new relationship originations attributable to priority markets	Branch banker productivity improvement	Increase in branch referrals
Driven by investments in Commercial and Treasury Management talent	*Enabled by ~600 retail banker reskilling and reallocation*	*to Ascentium and Regions Investment Services (RegIS)*

All Time High in Small Business Customer Satisfaction

Investments in Technology

Personalization Powered by AI

☑ *CashFlowIQ*
- *Provides bill payment, accounts payable and receivable, and invoice generation – streamlining all the tools needed to run a business*

☑ *SmallBusinessIQ*
- *Identifies personalized solutions for small business owners*

☑ *CashFlow Advisor*
- *Provides real-time cash management analysis for clients*

☑ *Mortgage Analytics Pro*
- *Insights for mortgage lending officers*

Modernizing the Customer Experience

☑ New Native Mobile App

☐ Small Business Digital Origination Platform
- ☐ Deposits Summer 2026
- ☐ Lending 2H26

☐ Commercial Loan System
- ☐ Integration Summer 2026

☐ Deposit System
- ☑ Core installed/tested, ancillary systems integrated
- ☐ Comprehensive testing and piloting 2026
- ☐ Customer Migration 2027

☐ General Ledger

(1) As of 12/31/2025. Progress includes ~40% completion of incremental banker and revenue-enablement hires, with retail banker reskilling and reallocations largely complete. (2) FY25 vs FY24.

REGIONS | 6

7 Regions Honored for Extraordinary Excellence in 2025 For the fifth consecutive year, Regions Bank was recognized as a 2025 Silver Status Military Friendly and Military Spouse Friendly Employer In 2025, Regions Bank was named a Gallup Exceptional Workplace Award Winner for Engagement for the 11th consecutive year. For the fifth consecutive year, Regions Bank was named a 2025 Best Place to Work for Disability Inclusion by the Disability Equality Index Regions ranked #1 in America’s Best Customer Service 2025 and is the most highly rated commercial bank by Newsweek. Regions Bank was ranked 1st among regional banks in JD Powers Online Banking Satisfaction StudySM . For the second consecutive year, in 2025, Regions Bank has earned the No. 2 spot on American Banker’s ‘Top 20 Banks by Reputation’ list. Regions recognized as a gold winner of the 2025 Datos Impact Award for best innovation in product development. In 2025, for the eighth consecutive year, Fannie Mae has recognized Regions Mortgage for excellence in loan servicing Regions is proud to be rated No. 1 in customer satisfaction among traditional banks by the American Customer Satisfaction Index Regions Investment Management recognized for the fifth consecutive year as a top workplace for its strong culture, employee engagement, and supportive programs. Regions Wealth Management’s Global Private Banking awards underscore its client-first, planning-led approach and excellence in trust and wealth planning.

8 Regions' Consistent Outperformance Sustained advantage in risk efficiency Adjusted PPI(1) Less Net Charge-offs to RWA(2) 1.96% 1.99% 2.30% 2.47% 2.31% 2.09% 2.19% 1.97% 1.78% 1.86% 1.96% 1.73% 1.64% 1.86% RF Peer Median 2019 2020 2021 2022 2023 2024 2025 (1) Non-GAAP; see Appendix for reconciliation. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of the 4 quarterly disclosed amounts for each year (some peers are estimated in the current quarter). Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Regions' earnings, including credit costs, have been top quartile vs peers since 2019

9 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 21.9% 17.8% 18.2% 9.6% 9.5% 12.4% 17.1% 14.4% 8.4% 16.3% 18.5% 15.4% 14.3% 15.2% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 (1) Non-GAAP; see Appendix for RF reconciliation. Peers' source is S&P Cap IQ and includes CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) As of 12/31/2025. 3) Peers with a net loss in the base year are omitted from the dataset. Rank: 1 Rank: 1 Rank: 1Rank: 1 5 Year EPS CAGR 21% 18% 17% 15% 15% 14% 12% 11% 10% 9% 4% 4% —% Peer 1 Peer 2 RF Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 10 Year EPS CAGR 19% 17% 13% 13% 12% 10% 9% 8% 6% 6% 6% 4% 4% 4% Peer 1 2 Peer 4 Peer 1 3 Peer 2 RF Peer 6 Peer 7 Peer 1 Peer 8 Peer 5 Peer 3 Peer 1 0 Peer 9 Peer 1 1 Peer Leading ROATCE(1) For 5 Straight Years Peer Median: 12% Peer Median: 8% (2)(3) (2)(3) Leading with Consistently Strong Growth Metrics Supports a higher P/E multiple Rank: 1

10 5 Year Total Shareholder Return 123% 114% 105% 104% 102% 96% 86% 85% 72% 68% 60% 60% 42% 30% Peer 1 3 Peer 7 RF Peer 2 Peer 1 Peer 4 Peer 3 Peer 5 Peer 8 Peer 6 Peer 1 0 Peer 1 2 Peer 9 Peer 1 1 3 Year Total Shareholder Return 70% 61% 54% 52% 50% 49% 44% 44% 41% 41% 40% 35% 34% 9% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RF Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Total Shareholder Return Strong track record of Shareholder Returns 10 Year Total Shareholder Return 304% 233% 230% 223% 206% 203% 182% 137% 136% 130% 121% 114% 95% 79% RF Peer 7 Peer 2 Peer 1 Peer 4 Peer 6 Peer 1 2 Peer 8 Peer 1 0 Peer 1 3 Peer 3 Peer 5 Peer 1 1 Peer 9 Peer Median: 44% Peer Median: 85% Peer Median: 137% As of 12/31/2025. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

11 Above Median Organic Loan and Deposit Growth Consistent, disciplined growth 5 Yr Loan Growth excl. Bank M&A 14% 10% 10% 10% 9% 6% 5% 3% 3% 2% 2% (2)% (2)% (5)% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 Source: S&P Cap IQ and SEC Reporting. Avg loan & deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FHN, HBAN, MTB, PNC, USB. Other peers include CMA, FITB, HWC, KEY, SNV, TFC, ZION. Peer median excludes RF. Peer Median: 3% 5 Yr Deposit Growth excl. Bank M&A 18% 17% 17% 17% 17% 12% 10% 9% 9% 4% 2% (1)% (1)% (4)% Peer 1 Peer 2 Peer 7 Peer 3 RF Peer 4 Peer 1 3 Peer 6 Peer 9 Peer 1 1 Peer 8 Peer 5 Peer 1 0 Peer 1 2 Peer Median: 9%

2025 Overview

Continue to deliver consistent, sustainable long-term performance

GENERATING Consistent Sustainable Long-term Performance

Key Performance Metrics	4Q25 Reported	4Q25 Adjusted[1]	FY25 Reported	FY25 Adjusted[1]
Net Income Available to Common Shareholders	$514M	$504M	$2,061M	$2,090M
Diluted Earnings Per Share	$0.58	$0.57	$2.30	$2.33
Total Revenue	$1,921M	$1,921M	$7,526M	$7,576M
Non-Interest Expense	$1,098M	$1,112M	$4,313M	$4,331M
Pre-Tax Pre-Provision Income[1]	$823M	$809M	$3,213M	$3,245M
Efficiency Ratio	56.8%	57.5%	56.9%	56.8%
Net-Charge Offs / Avg Loans	0.59%	0.59%	0.53%	0.53%
Return on Average Tangible Common Equity[1]	17.17%	16.84%	18.25%	18.51%

Highlights

- Consistently generating top-quartile returns in our peer group[2]
- Achieved a record year in Wealth Management and Treasury Management, with Capital Markets delivering its second best year on record, while maintaining disciplined expense management, driving positive operating leverage, and returning capital to shareholders
- Advanced modernization initiatives, making significant progress toward a true modern core platform
- Delivered a high-performing native mobile app with a 4.9 out of 5 star rating, enhancing customer experience
- Invested in critical capabilities, including authentication, data governance, real-time data, and AI to strengthen security, enhance the customer experience, support growth, and improve efficiency
- Building momentum heading into 2026 and beyond

(1) Non-GAAP, see appendix for reconciliation. In certain instances no adjustments have been made and the resulting "adjusted" figure is therefore equal to the reported amount and no reconciliation has been provided. (2) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

REGIONS | 12

NII & Margin Performance

Well protected balance sheet with growth from balance sheet repricing

GENERATING **Consistent Sustainable Long-term Performance**

FTE NII and NIM ($ in millions)


$1,243
$1,269
$1,294
3.55%
3.59%
3.70%
4Q24
3Q25
4Q25
NII
NIM

NII Attribution ($ in millions)


$1,257
$1,281
Market Rate Impacts - fully protected from Fed cuts

	3Q25	Loan Balances	Floating Product Repricing[1]	Deposit Cost / Balance	Hedges	Fixed Asset Turnover[2]	Seasonal HR Asset Dividend	Credit Recoveries/ Other	Cash Balance	4Q25
NII		-$4M	-$48M	+$34M	+$16M	+$11M	+$10M	+$5M	-$0M	+$24M
NIM		+1bps	-14bps	+10bps	+5bps	+3bps	+3bps	+1bps	+2bps	+11bps

4Q NII and NIM Drivers

- NII increased 2% QoQ; NIM increased 11bps to 3.70%
- New production fixed-rate asset yields continue to benefit from elevated long-term interest rates
  - Added $4.5B of forward starting hedges beginning throughout 2026[3] to lock in portion of expected future loan/securities rate levels
- Positives from larger than anticipated seasonal HR asset dividend and credit recovery not expected to persist
- Well protected from short-term rate declines given hedging and ability to manage deposit costs lower
  - 4Q interest-bearing deposit cost = 1.85% (-16bps QoQ)
  - 4Q interest-bearing deposit beta = 36%[4] (falling cycle beta = 33%[5])

(1) Floating product repricing includes contractual loan, cash and borrowings repricing. (2) Fixed asset turnover includes the benefits of loan and securities production at higher market rates than maturities, securities premium amortization net discount accretion, and the 3Q25 securities repositioning. (3) $3.5B executed in 4Q25, $1B subsequently added in 1Q26. (4) Measuring quarterly average yields/costs from 3Q25 to 4Q25. (5) Using a starting point of 3Q24 interest-bearing deposit costs and peak Fed Funds of 5.50%.

REGIONS | 13

2026 NII[1] Expected Range and Assumptions

NII expected to grow in 2026 under a wide range of possible outcomes

GENERATING Consistent Sustainable Long-term Performance

Expectation: Full-year 2026 NII to grow between 2.5 – 4%, with fixed-rate asset turnover, funding cost management, and loan growth as the primary drivers

- 1Q26 NII expected to decline by 1 – 2% vs 4Q25, from day count and non-recurring items offset by balance sheet repricing tailwinds
- 1Q26 NIM expected to be mostly stable ~3.70%, with negatives from non-recurring items being offset by day count benefits
- Positive NIM trend expected to continue, reaching low/mid 3.70%s by 4Q26



Net Interest Income Trend ($M)
Anticipated continuation of long-term growth trajectory after post-pandemic normalization
$5,000
$4,000
$3,000
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
NII
2026 NII Guidance Range

+4% Upper End

- Higher long-term interest rates / steeper yield curve (10-year 4.60% and above); widening asset spreads
- Accelerating loan and/or deposit balance growth
- Falling rate deposit beta above mid-30%s; increasing non-interest bearing deposit mix

Current Outlook

- ~4.10% 10-year U.S. Treasury yield and between zero and three fed funds cuts in 2026
- Full year average loan balances up low single digits and deposit balances up low single digits
- Mid-30%s interest-bearing deposit beta; Non-interest bearing deposit mix stable in the low-30%s

+2.5% Lower End

- Lower long-term interest rates / flatter yield curve (10-year below 3.60%); tightening asset spreads
- Declining loan and/or deposit balances
- Falling rate deposit beta below mid-30%s; decreasing non-interest bearing deposit mix

(1) NII represents non-FTE Net Interest Income.

REGIONS | 14

NII Positioning for Changing Rate Environment

Mostly "neutral" interest rate risk position protected from fed funds cuts; reduced long-end rate sensitivity

GENERATING Consistent Sustainable Long-term Performance

Sensitivity to short-term rates

Floating Rate Balance Sheet Exposure[1] ($B)



Adds Floating Rate Exposure
Reduces Floating Rate Exposure
$48
$8
$(18)
$(2)
$(33)
$1
Loans
Cash
Net Asset Hedges
Debt (incl. Hedges)
Beta-adjusted IB Deposits
Residual Exposure

- **Hedging** - offsets contractual floating rate exposure and creates a mostly neutral interest rate risk position, where the number of fed funds cuts are not expected to be a material driver of NII variability
- **Key Assumption: Deposit Costs/Beta** - mid-30%s falling rate interest-bearing deposit beta achievable to protect NII from fed funds cuts
  - 1Q26 CD repricing ($4.8B maturing at 3.5% rate)
  - 38% of interest-bearing deposit balances are market priced[2] / indexed

Sensitivity to middle/long-term rates

Future NII Benefit from Fixed-Rate Asset Turnover



Recent hedging protects the expected benefit from asset production in 2026...
Remaining 2026 Exposure:
10yr UST +0.50% adds NII of +$15M full year vs forwards
Market forward case
10yr UST -0.50% lowers NII by -$15M full year vs forwards
Qtr 1
Qtr 2
Qtr 3
Qtr 4

- **Front-book/back-book tailwind** - $12B to $14B of annual fixed-rate loan production and securities reinvestment at 0.75% to 1.00% higher yields than those maturing is a primary driver of NII growth
  - $4.5B in swaps at weighted average receive rate of 3.42%[3] (10yr U.S. Treasury reference of 4.17%) to lock in portion of expected future loan/securities production rate levels
- **Benefit from higher rates/steepening curve** - maintain some asset sensitivity to middle/long-term rate changes given impact on production/reinvestment yields

(1)12/31/25 balance sheet except for cash, which uses expected operating level due to elevated quarter-end balances; Floating rate loans excludes mortgage ARMs. Cash adjusted short-term tenors include all rate tenors 12 months and shorter; middle/long-term tenors include those beyond 1 year. (2) As of 1Q26; Market priced defined as deposits with a rate above 325bps, including time deposits, and corporate sweep deposits as well as time deposits maturing in the coming 6 months. (3) $1.5B February 2026 start, $1.5B May 2026 start, and $1.5B August 2026 start.

REGIONS | 15

Balance Sheet Profile

(As of December 31, 2025)

GENERATING
Consistent Sustainable
Long-term Performance

- Balance sheet position naturally benefits from higher interest rates (i.e. *asset sensitive*), supported by
  - Large floating rate loan mix
  - Large, stable deposit base as evidenced over multiple rate cycles
- Fixed-rate securities and receive-fixed hedges insulate the natural interest rate sensitivity in the balance sheet
- Current interest rate risk profile is ***mostly neutral*** to changes in market interest rates
  - 2.7 year asset duration
  - 2.7 year liability duration

Portfolio Compositions



Assets(1)
$160B
Loans 60%
Securities 21%
Cash 5%
Other 14%
Loans(2)(3)
$96B
Fixed Hedges 23%
Floating 32%
Fixed (ex Hedges) 45%
Liabilities & Equity
$160B
Deposits 82%
Borrowings 3%
Other 3%
Equity 12%
Deposits
$131B
Time 11%
Interest-Bearing 59%
Non-IB 30%
Wholesale Borrowings(2)
$5B
Fixed 51%
Floating 49%

(1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Additional hedging detail included on the "Hedge Strategy Update" slide. Excludes forward-starting derivatives (both forward starting cash flow hedges and forward starting fair value hedges on 2Q & 3Q 2024 debt issuances.) (3) ARM mortgage loans are included as floating rate loans.

REGIONS | 16

17 Balance Sheet Positioning Advantage Strong deposit franchise and funding position provide an opportunity for flexibility and margin outperformance in an evolving rate environment **All balances are ending as of 12/31/25; Source: SEC reporting. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Loan-to-Deposit Ratio 95% 87% 85% 83% 83% 82% 81% 78% 78% 75% 75% 73% 72% 71% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 RF Pe er 1 2 Pe er 1 3 Non-interest Bearing (NIB) to Total Deposits 35% 35% 34% 30% 28% 26% 25% 23% 22% 22% 21% 19% 18% 16% Pe er 6 Pe er 8 Pe er 7 RF Pe er 4 Pe er 5 Pe er 1 3 Pe er 1 Pe er 9 Pe er 2 Pe er 1 0 Pe er 1 2 Pe er 3 Pe er 1 1 Peer Median: 81% Peer Median: 23% Total Liability Cost (%) 2.33 2.17 2.15 2.05 2.03 2.01 2.01 1.96 1.95 1.85 1.85 1.72 1.62 1.39 Pe er 1 1 Pe er 3 Pe er 2 Pe er 1 2 Pe er 1 0 Pe er 1 Pe er 5 Pe er 8 Pe er 1 3 Pe er 4 Pe er 9 Pe er 7 Pe er 6 RF Peer Median: 2.01% Time Series: NIB to Total Deposits 30.1% 23.4% RF Peer Median 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 20% 25% 30% 35% 40% 45% 50%

18 2.50% 5.50% 4.50% 4.02% 0.82% 2.34% 1.99% 1.85%1.03% 2.94% 2.46% 2.28% Fed Funds RF IB Deposit Cost Peer Median 2Q17 4Q17 2Q18 4Q18 2Q19 4Q19 2Q20 4Q20 2Q21 4Q21 2Q22 4Q22 2Q23 4Q23 2Q24 4Q24 2Q25 4Q25 2Q26 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (2) CDs excluding brokered CDs; maturities as of 9/30/2025; balances do not include future rollover Interest-bearing Deposit Cost vs. Peers(1) In t- Be ar in g De po si t R at es Interest-Bearing Deposit Pricing Deposit Pricing Outperformance Expected to Persist • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group through multiple rising rate cycles • Consistent rate seeking behavior across the last two cycles • Ability to reprice deposits lower with market rate declines consistent with performance to-date; mid-30%s beta necessary to protect NII ◦ Expected cost reductions in Q1, driven by a late Q4 rate cut, and potential to outperform over time as CDs mature and reprice lower $4.8 $5.1 $1.7 $0.4 3.5% 3.4% 2.8% 2.8% Volume $B Rate 1Q26 2Q26 3Q26 4Q26 CD Maturities (as of 12/31/2025)(2) 2.34% 2.13% 2.02% 1.99% 2.01% Qtrly Int-Bearing Rates 3Q24 4Q24 1Q25 2Q25 3Q25 1.90% 2.00% 2.10% 2.20% 2.30% 2.40% 2.34% 2.13% 2.02% 1.99% 2.01% 1.85% 2.37% 2.00% 1.78% 1.73% Qtrly Int-Bearing Rates Mnthly Int-Bearing Rates 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Jan 1.60% 1.80% 2.00% 2.20% 2.40% Interest-bearing Deposit Cost Trend

Interest-Bearing Deposit Mix

GENERATING **Consistent Sustainable Long-term Performance**

Composition of deposit book affords ability to maintain cost advantage if rates continue to decline; When combined with hedges, creates a well protected margin

Interest-bearing Deposits: $91.6B

(labels represent % of IB Deposits)



% of 4Q25 Ending Interest-Bearing Deposits
Market Priced & CD Maturities(1)
Mid-Beta / Mid-Cost(2)
Low-Beta / Low-Cost(3)
Time Deposits
All Other Interest-Bearing Deposits
38%
19%
43%

Market Priced & CD Maturities

- Accounts expected to reprice with market rates, plus near term CD maturities (incl. indexed deposits)
- More than 90% of CDs mature within the next 9 months
- Beta in falling rates: 80%-100%

Mid-Beta / Mid-Cost

- Accounts with an intermediate rate
- Beta in falling rates: 20-30%

Low-Beta / Low-Cost

- Mostly Consumer/Wealth low rate stable accounts with small account size & customer longevity
  - $14K avg account balance
  - Avg acct open for 14+ yrs
- Beta in falling rates: 0-10%

(1) Includes deposits with a rate above 325bps and corporate sweep deposits as well as time deposits maturing in the coming 6 months; any time deposits with a rate above 325bps are included in this cohort. (2) Comprised of deposits with a rate between 100-325bps and time deposits maturing in the next 6 to 12 months. (3) Includes deposits with a rate below 100bps and time deposits with a remaining maturity of more than 12 months.

REGIONS | 19

20 Deposit Advantage Key to Franchise Value Above median deposit growth & disciplined pricing FY25 Total Deposit Cost (%) Av g. T ot al D ep os it Gr ow th 1% 2% (10)% —% 10% 20% RF Peer Median 5 Year Deposit Growth vs Current Deposit Costs(1) (1) Source: S&P Cap IQ and SEC Reporting. Avg deposit balance changes cover FY20 to FY25. Peer balances have been adjusted for bank merger & acquisition activity: CFG, FHN, HBAN, MTB, PNC, USB. Other peers include CMA, FITB, HWC, KEY, SNV, TFC, ZION. Peer median excludes RF. 3.21% 2.85% 3.36% 3.90% 3.54% 3.61% 2.89% 2.72% 3.06% 3.06% 3.00% 3.12% RF Peer Median 2020 2021 2022 2023 2024 2025 Net Interest Margin vs. Peers(1)

Net Interest Margin History

Generating consistent, sustainable, long-term performance

GENERATING **Consistent Sustainable Long-term Performance**

Learned lesson from outsized credit and rate exposure in GFC; have used hedges to achieve NIM protection and outperform peers

Net Interest Margin (NIM)[1] Through the Interest Rate Cycle



4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2.75%
2.50%
RF NIM¹
Peer Median NIM¹
Outperformance given hedging portfolio and balance sheet management
Underperformance given elevated rate risk exposure and other correlated risks
Pandemic Maintained stable Adj NIM¹ (~40bps outperformance worth ~$550M annual NII)
Rising Rates Retained ability to benefit, expanding outperformance vs. peers
Peak Rate
Reduced rate exposure to maintain performance vs. peers (~50bps worth ~$700M annual NII)
1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 1Q 25 3Q 25

Fed Funds Target Rate & Regions' Interest Rate Risk Positioning



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
Elevated Rate Risk Position
Normalize Rate Risk Position
Elevated Rate Risk Position
Normalize Rate Risk Position
Periods of abnormal monetary policy accommodation justify the need for an elevated risk profile given a higher probability of rising interest rates
Fed Funds
Great Recession
Zero Rate Recovery Period
Rising Rate Cycle
Pandemic Zero Rate Period
Rising Rate Cycle
Falling Rate Cycle
1Q 07 3Q 07 1Q 08 3Q 08 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 1Q 24 3Q 24 1Q 25 3Q 25 1Q 26 3Q 26

(1) Given the impact to NIM across the industry from elevated pandemic-related cash, Regions and peer NIMs have been adjusted to exclude surge cash above 4Q19 levels from 1Q20 to 2Q22. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

REGIONS | 21

Hedging Strategy Update

Mostly "neutral" rate risk position protects margin & decreases capital volatility

GENERATING Consistent Sustainable Long-term Performance

Asset Hedge Notional



Receive-Fixed, Cash Flow Swaps - Loans
Pay-Fixed, Fair Value Swaps - AFS Securities
Net Asset Swap Position(2)
Cash Flow Collars - Loans(3)
(Quarterly Avg)



(Annual Avg)

as of 12/31/2025	4Q25	1Q26	2Q26	3Q26	2026	2027	2028	2029	2030	2031	2032
Receive-Fixed, Cash Flow Swaps - Loans	$22.2B	$23.3B	$24.9B	$25.2B	$24.6B	$24.4B	$22.4B	$17.4B	$16.8B	$9.4B	$3.9B
Pay-Fixed, Fair Value Swaps - AFS Securities	$4.3B	$4.3B	$4.4B	$4.4B	$4.4B	$4.4B	$4.1B	$4.0B	$4.6B	$4.7B	$2.9B
Net Asset Swap Position[2]	**$17.9B**	**$19.0B**	**$20.5B**	**$20.8B**	**$20.2B**	**$20.0B**	**$18.3B**	**$13.4B**	**$12.2B**	**$4.7B**	**$1.0B**
Cash Flow Swap Receive Rate[1]		3.06%	3.08%	3.15%	3.11%	3.21%	3.38%	3.54%	3.54%	3.59%	3.65%
AFS Fair Value Swap Pay Rate[1]		3.60%	3.60%	3.59%	3.60%	3.59%	3.59%	3.61%	3.65%	3.65%	3.72%
Cash Flow Collars - Loans[3]	$2.0B	$2.0B	$2.0B	$2.0B	$2.0B	$2.0B	$1.0B	$0.0B	$0.0B	$0.0B	$0.0B

4Q25 Asset Hedging Activity

***Cash Flow Hedging** - Focused on decreasing NIM volatility*

- Added $3.5B in forward-starting received-fixed swaps (3.4%) with 2026 avg start date and avg maturity in 2031[4] to partially hedge 2026 expected fixed asset turnover
- Since 12/31/25, added $1B in August 2026 starting receive-fixed 5yr swaps (3.5%) and $250M in January 2029 starting receive-fixed (3.8%) 3yr swaps

***Fair Value Hedging** - Focused on decreasing AOCI volatility in the AFS portfolio*

- Added $0.6B in 2030 avg starting pay-fixed swaps (3.9%) with avg maturity in 2035 to shorten duration on reinvestment securities

(1) Floating rate leg of swaps vs overnight SOFR. (2) Net Asset Swap Position equals Receive-Fixed Cash Flow Swaps - Loans *minus* Pay-Fixed Fair Value Swaps - AFS Securities. (3) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (4) $1.5B February 2026 start, $1.5B May 2026 start, and $0.5B August 2026 start.

REGIONS | 22

23 • Pre-invested ~$250M of expected Q1 2026 paydowns • Reinvestment of paydowns/maturities accretive to portfolio yield by ~1.1% (excludes pre-investment) • Portfolio constructed to protect against changes in market rates ◦ Duration of ~3.9 years (AFS ~3.5 years) as of 12/31/2025; provides offset to long-duration deposit book ◦ 26% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 99% US Government or Agency guaranteed ◦ ~$415M high quality, investment grade corporate bond portfolio is short-dated (<2.0 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 83% classified as Available-for-Sale; 17% Held-to-Maturity Agency/UST 9% Agency MBS 71% Agency CMBS 19% Corp Bonds 1% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $33.2B 4Q25 Activity AFS, 83% HTM, 17% (1) Includes AFS securities, the $574M unrealized AFS loss, and HTM securities as of 12/31/2025. (2) Source: Supplementary earnings materials / SEC reporting; peer set includes: CFG, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION $33.2B 3.58 42 4Q25 Y/Y Change (bps), RHS Pee r 1 Pee r 2 Pee r 3 Reg ion s Pee r 4 Pee r 5 Pee r 6 Pee r 7 Pee r 8 Pee r 9 Pee r 1 0 Pee r 1 1 Pee r 1 2 1.5 2.0 2.5 3.0 3.5 4.0 4.5 -75 -50 -25 0 25 50 75 Securities Yield(2)

24 (1) Fair value hedging includes pay fixed swaps and other strategies currently in development, with the balance sheet duration likely offset through the addition of offsetting cash flow hedges against floating rate loans. (2) AOCI in CET1 (No AFS Opt Out) includes AOCI related to AFS, HTM and Pension related obligations; Source: Call Reports, RC-R and RC-B. Peer set includes: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (3) Estimated Tax-Adjusted AOCI, current portfolio, market forward interest rates, and Risk Weighted Assets as of 12/31/2025. (4) Total After Tax AOCI excluding CF Hedges as of 12/31/2025. • AOCI associated with unrealized securities gains/ losses is expected to be included as a part of CET1 once B3E rules are finalized (with phase in) ◦ Given Regions’ long duration deposit base, asset duration strategies will still be needed to mitigate inherent interest rate risk exposure • Various strategies may be implemented to reduce capital volatility in the future, including: • At 12/31/2025, AOCI at risk in AFS in + 100 shock is ~$742M or ~58bps of CET1 • Monetizing Held-to-Maturity securities through collateralized deposits Tactic Implementation 1) Held to Maturity (HTM) Designation Migrate AFS securities or add new purchases in HTM Will continue to migrate towards targets over time; timing dependent on rate entry point and regulatory clarity (i.e. timing / HTM treatment); holding elevated capital in interim 2) Shorter Duration AFS Portfolio • Bond selection • More fair value hedging in portfolio (1) Securities Portfolio - AOCI Management Positioned to manage level/exposure lower over time -3.0% -2.8% -1.8% -1.6% -1.5% -1.4% -1.4% -1.4% -1.4% -1.3% -1.2% -1.1% -0.9% 0.1% AOCI in CET1 (No AFS Opt Out) Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 RF Peer 1 0 Peer 1 1 Peer 1 2 Peer 1 3 -4.0% -3.0% -2.0% -1.0% —% 1.0% Adj. AOCI in CET1 as % of Risk Weighted Assets(2) 09/30/2025 5yr UST C E T1 A O C I 10.15% 9.88% 9.74% 9.59% 9.44% 9.30% 9.00% (762) (1,106) (1,286) (1,467) (1,651) (1,836) (2,208) CET1 with AOCI AOCI ($mm) 2.73% 3.23% 3.48% 3.73% 3.98% 4.23% 4.73% 8.50% 9.00% 9.50% 10.00% 10.50% (2,500) (2,000) (1,500) (1,000) (500) CET1 Including AOCI Sensitivity(4) Securities AOCI Burn Down and Impact to CET1(3) AO CI L os s ( $M ) Cum ulative CET1 Im pact 428 351 274 648 556 466 $1,076 $907 $740 —% 0.13% 0.27% AFS HTM CET1 Impact 12/31/2025 YE 2026 YE 2027 $— $250 $500 $750 $1,000 $1,250

Non-Interest Income

GENERATING Consistent Sustainable Long-term Performance



Non-Interest Income
($ in millions)
$585
$659
$640
4Q24
3Q25
4Q25



Adj. Non-Interest Income(1)
($ in millions)
$615
$684
$640
4Q24
3Q25
4Q25

($ in millions)	4Q25	Change vs 3Q25	Change vs 4Q24
Service Charges – Consumer[2]	$101	2.0%	3.1%
Service Charges – Corporate[3]	$61	—%	8.9%
Wealth Management Income	143	2.9%	13.5%
Card and ATM Fees	123	0.8%	8.8%
Capital Markets (Ex CVA/DVA)	80	(23.1)%	(18.4)%
Mortgage Income	32	(15.8)%	(8.6)%

QoQ Highlights & Outlook

- NIR decreased 3% on a reported basis and 6% on an adjusted basis,[1] reflecting quarter-specific impacts across several categories
- Service charges increased 2%, inclusive of annual record TM results and growth in consumer checking and small business and commercial operating accounts
- Wealth Management generated record income for the year and a fourth consecutive quarter, increasing 3%, driven by elevated sales activity and a favorable market backdrop
- Card and ATM fees increased 1% from seasonally higher activity
- Capital Markets (Ex CVA) decline reflects postponed M&A transactions, seasonally lower loan syndication and securities underwriting activity, while commercial swap and real estate agency volumes were impacted by the temporary government shutdown; Expect quarterly revenue range of $90 – $105M, with 1Q26 expected toward the lower end of range and improvement through the year
- Expect FY26 adjusted non-interest income to grow 3 – 5% vs 2025 [4]

(1) Non-GAAP; see appendix for reconciliation. (2) Consumer overdrafts typically represent approximately half of these amounts each quarter. (3) The majority of these amounts relate to Treasury Management (TM) activities and typically represent approximately two-thirds of total TM revenue each quarter. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 25

Track Record of Expanding Fee-Based Services

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted Non-Interest Income[(1)]

($ in millions)


$2,001
$2,585
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Corporate
Consumer
Wealth
Other
Consolidated

Strategic investments & enhanced client capabilities have generated over $1B in additional revenue since the global financial crisis (GFC), more than overcoming ~$600M of lost revenue

- The enactment of Regulation E and debit interchange legislation post GFC had a combined ~$300M negative impact
- Overdraft fees have declined ~$300M since 2011, due primarily to customer-friendly enhancements

Proven Non-Interest Income Resiliency

Diversified revenue growth through expanded fee-based services

Capital Markets

- Since re-launch of products in 2014, expanded the business through:
  - **Organic Product Growth:** Debt & Capital Raising, Financial Risk Management, Real Estate
  - **Acquisitions**: BlackArch – M&A, Clearsight – M&A, Sabal – Agency Small Balance & Servicing Platform

Treasury Management

- New product and feature development continues to be an annual priority and amounts to ~20% of annual core TM revenue
- Trade Finance revenue grew an average of 11.4% annually from 2020-2025 through acquisition of new clients and growth of existing relationships

Wealth Management

- 2025 Investment Services and Investment Management & Trust Fees are up $222M vs 2019 (97% Organic[(2)]); 6-year CAGR of 9.1%
- **Acquisitions**: Highland Associates[(2)]

Consumer

- Purchased a $1B credit card portfolio in mid-2011
- Organic growth in the debit card portfolio
- Since 2011 expanded mortgage servicing revenue through bulk and flow MSR acquisitions totaling $80B

(1) Non-GAAP; see appendix for reconciliation. Amounts disclosed in years 2024-2016 represent the initial amounts reported in the Company's Segment footnote in the Annual 10-K. Amounts disclosed in years 2015-2012 represent the latest year disclosed in the Company's Annual 10-K with some additional adjustments applied to represent the dynamic nature of segment reporting in order to arrive at amounts comparable to segments as currently viewed by management. Amounts in 2011 could not be recast due to lack of available data to create comparable segment disclosures. (2) Highland Associates acquired in 2019; Contributed $7M of NIR in 2025.

REGIONS | 26

Capital Markets

Growing products & services that our clients value

GENERATING
Consistent Sustainable
Long-term Performance

Capital Markets Product Solutions

Mergers & Acquisitions

- M&A Advisory Services

Real Estate

- Multi-family loan origination & distribution
  - Fannie Mae
  - Freddie Mac
  - HUD
- All property types loan origination & distribution
- Low income housing tax credit distribution

Debt & Capital

- Loan syndication
- Sponsor coverage
- Loan sales & trading
- Public and private capital raising

Financial Risk Management

- Interest Rate Derivatives
- Commodity Derivatives
- Foreign Exchange

Capital Markets Annual Revenue (Ex. CVA/DVA)[1]


$65
$101
$151
$159
$201
$188
$263
$323
$303
$272
$354
$350
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

- 2025 Capital Markets revenue ex. CVA/DVA of $350M was second highest year on record. Modest decline of 1% was driven by lower RECM and M&A transaction revenue offset by increased fees from Syndications, Debt & Equity Underwriting, and Swap Transactions.
- Capital Markets revenue ex. CVA/DVA quarterly range expected to be $90M-$105M; 1Q26 expected to be toward the lower end of the range with improvement throughout the year.

Client Coverage Areas

- Corporate Banking
- Commercial Banking
- Commercial Real Estate
- Specialized Industries
- Wealth Management

(1) $'s in millions. Amounts presented exclude valuation adjustments (CVA/DVA). Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other".

REGIONS | 27

Treasury Management

Clients optimize cash flow and manage risk with Treasury Management solutions

GENERATING Consistent Sustainable Long-term Performance

Steadily Growing our Treasury Management Business

- **+6%** Treasury Management Revenue(1)
- **+5%** Portfolio of Treasury Management Clients(2)
- **+15%** Digital, Payment & Integrated Services Revenue(3)
- **+26%** Trade Finance Dollar Volume(4)

Earning Recognition for Excellence

2025 Datos Impact Award in Commercial Banking & Payments
Best Innovation in Product Development for
Regions Embedded ERP Finance

Trade Finance

- Department of Commerce - Recipient of President's "E" Award for Export Service
- SBA - #1 Export Lender for 7 Consecutive Years
- SBA -Two Time Export Working Capital Lender of the Year
- SBA - Export Working Capital Preferred Lender
- EX-IM Bank - Highest Delegated Lending Authority and Fast Track Lender
- EX-IM Bank - Lender of the Year and Deal of the Year Award Recipient

Continually Investing in Technology

Enhancing **Embedded ERP Finance**, which allows clients to access and review financial accounts and data in real-time within their ERP platforms, by developing payment capabilities including wire transfer, ACH, and RTP

Simplifying cash management for small to mid-size businesses with **CashFlowIQ**, offering accounts payable, accounts receivable, invoicing, and bill payment solutions

Strengthening risk mitigation through the deployment of **Commercial Card alert** capabilities

Providing real-time cash management analysis for clients with our **Cash Flow Advisor** tool

Added **Xpress Connect,** a secure print and electronic communications tool, to the integrated billing and payments platform, **BillerXchange**, providing clients with efficient invoicing and communication capabilities

Leveraging cutting-edge automation to transform remittance processing and accelerate payment reconciliation for healthcare clients with the launch of **Healthcare Receivables Services powered by MediStreams**

(1) YTD YoY Treasury Management Revenue Growth, December '25 to December '24. (2) YoY Client Growth, December '25 to December '24. (3) YTD Digital, Payment & Integrated Services Revenue, December '25 to September '24. (4) YTD Trade Services Dollar Volume Growth, December '25 to December '24.

REGIONS | 28

Wealth Management

Specialized expertise and tailored investment guidance to manage and grow wealth

GENERATING **Consistent Sustainable Long-term Performance**

Wealth Management NIR(1)

($ in millions)


9.1% CAGR
$322
$79
$243
2019
$337
$84
$253
2020
$382
$104
$278
2021
$419
$122
$297
2022
$451
$138
$313
2023
$495
$157
$338
2024
$544
$182
$362
2025
Investment Management & Trust Fees
Investment Services Fee Income

The Value We Bring To Our Clients

Every client is unique and deserves a tailor-made path to confidently reach their evolving financial goals. Wherever you are, and wherever you are going, we offer a dedicated team, specialized expertise, and investment guidance to help you manage and grow wealth.

- Managing Wealth for Individuals and Institutions
- Advice & Guidance / Planning / Consultative Approach
- **Solutions**: Wealth Planning, Retirement Planning, Trust & Estates, Digital Investing, Natural Resources & Real Estate, Philanthropic Solutions, Investment Management, Funeral Trust, Custody, Escrows, Corporate Trusts, Business Succession, Brokerage and Life Insurance

Growing our Wealth Management Business(2)

- **+8%** Total Client Assets(3)
- **+8%** Total WM Relationships(4)
- **+10%** WM NIR(1)

The Client Experience

The Voice of the Regions Wealth Client

- Inaugural Voice of the Client survey established and fielded for Highland Associates, resulting in **100% of consultants receiving 5/5** ratings
  - The primary indicator of client satisfaction is the **Highland Associates Satisfaction Index** or HASI. For 2025, the baseline HASI score stands at **92.1**.
- **Impact of the Team.** Clients are highly satisfied with the PWM team – 91% of PWM clients awarded their primary point of contact with a 5-star rating, resulting in an average satisfaction score of 4.85 / 5.
- **Impact of Wealth Planning.** Wealth Planning remains a differentiator for highly engaged client relationships. Clients with a Wealth Plan scored higher across all 12 key metrics surveyed and are 36% more confident in reaching their financial goals.
- **Focus on Action.** Piloted new Voice of Client survey to Investment Services clients. Expansion of the survey to come in 2H 2026.

(1) WM NIR does not include the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM segment. (2) YoY comparisons as of 12/31/25 unless otherwise noted. (3) Client Assets consists of AUA, Brokerage Assets and Annuity Assets. (4) Total WM Relationships consists of Total Private Wealth Households, Institutional Accounts, and Investment Services Accounts.

REGIONS | 29

30 Mortgage Remains a key component of fee revenue (1) Mortgage Bankers Association – Jan 2026 Forecast. (2) Includes residential owned portfolio and serviced for others. (3) MBA/Stratmor PGR 1H25. Mortgage Income ($ in millions) Strong Performance Industry-Leading Low-Cost Servicer Delivery Efficiency • Mortgage Income: $158M FY25; $146M FY24 • Portfolio 757 Avg. FICO | 53% current LTV • $402K Avg. New Loan Size • Production exceeds market in percentage of purchase production volume at 72% in 4Q25 vs 58% for the industry(1) • $84B servicing portfolio(2) as of 4Q25 with appetite for future growth • $1.6B in MSRs acquired in 2025 with flow purchases • Importance of Scale: Servicing fees help offset production declines in elevated rate cycles • Servicing expense 26% lower than peer average(3) • 20% lower origination and fulfillment cost than peer average(3) • Investing in omnichannel capabilities • Partnership with retail bank is competitive advantage $137 $163 $333 $242 $156 $109 $146 $158 Production Revenue Servicing and MSR/Hedge Revenue 2018 2019 2020 2021 2022 2023 2024 2025

Non-Interest Expense

GENERATING
Consistent Sustainable
Long-term Performance

Non-Interest Expense
($ in millions)


$1,038
$1,103
$1,098
56.8%
57.2%
56.8%
4Q24
3Q25
4Q25
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense[1]
($ in millions)


$1,029
$22
$1,111
$1,112
55.4%
56.9%
57.5%
4Q24
3Q25
4Q25
Adjusted non-interest expense (1)
Incremental operational losses
Adjusted efficiency ratio (1)

Adj. Non-Interest Expense[1]
($ in millions)


2.8% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
$4,262
$135
$4,227
$22
$4,331
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Adjusted non-interest expense (1)
Include expenses associated with acquisitions (2)
Incremental operational losses

QoQ Highlights & Outlook

- NIE remained stable on a reported basis and on an adjusted[1] basis
- Salaries & benefits decreased 1%, primarily due to lower market value adjustments on employee benefit liabilities and reduced revenue-based incentive compensation
- FDIC insurance assessments decreased 80% following an FDIC update to special assessments, partially offset by increases in occupancy and equipment & software expenses from ongoing investments
- Expect FY26 adjusted NIE (inclusive of investments) to be up 1.5 – 3.5%; Anticipate generating FY positive operating leverage [3]

(1) Non-GAAP; see appendix for reconciliation. (2) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and Clearsight Advisors. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure.

REGIONS | 31

32 Efficiency Ratio vs. Peers 4Q25 Efficiency Ratio vs. Peers FY 2025 Efficiency Ratio vs. Peers 51.6% 54.8% 54.9% 55.7% 56.3% 56.4% 57.2% 58.3% 59.0% 60.9% 62.3% 62.7% 63.0% 68.7% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 RF Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 52.3% 54.6% 56.0% 56.4% 56.8% 56.9% 57.1% 58.5% 59.8% 59.8% 62.6% 63.4% 64.4% 69.1% Peer 1 Peer 2 Peer 3 RF Peer 5 Peer 4 Peer 6 Peer 7 Peer 8 Peer 9 Peer 11 Peer 12 Peer 10 Peer 13 (1) Efficiency ratios per S&P Global Market Intelligence. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB and ZION.

Diversified Lines of Businesses

GENERATING Consistent Sustainable Long-term Performance

Consumer Bank

- Retail Banking Services
  - Deposit
  - Debit & Credit Card
  - Home Equity
  - Secured & Unsecured Lending
  - Small Business
- Mortgage
  - Retail and Consumer Direct
  - Mortgage Servicing
- Home Improvement Financing

Corporate Bank

- Commercial
- Corporate & Institutional
  - Corporate
  - Real Estate
  - Capital Markets
- Treasury Management
- Specialty Lending Businesses
  - ABL
  - Ascentium Capital
  - Equipment Finance

Wealth Management

- Private Wealth Investment Management, Banking & Trust Services
- Institutional, Corporate, & Philanthropic Investment Consultant Services
- Investment Solutions for Retail Clients

4Q25 Pre-tax pre-provision income(1)



8%
$823M
48%
44%

4Q25 Average loans



2%
35%
$96B
63%

4Q25 Average deposits



2%
6%
31%
$130B
61%

Consumer | Corporate | Wealth Management | Other

(1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling ($29) million. The Other Segment consists primarily of unallocated Treasury functions (securities portfolio and wholesale funding activities), as well as certain reconciling items necessary to translate management accounting practices into consolidated results.

REGIONS | 33

Consumer Bank

High Performing, Proven Consumer Business Creating Value for Customers and Shareholders

GENERATING **Consistent Sustainable Long-term Performance**

9,436 Associates	**1,247** Branches	**1,786** ATMs
4.2M Consumer Customers	**365K** Small Businesses	**389K** Mortgage Customers

All figures as of 4Q25

Regions has served the Southeast for over 170 years:

16% of households in our legacy states bank with Regions

~70%	Top 5 Market share in ~70% of MSAs across 15-state footprint[1]
#1	Deposit Cost vs. Peers
16	Top 5 Branch share in 16 of our top 20 markets

How our model wins

1. **Primacy-based acquisition strategy** leads to granular, low cost deposits and NIR
2. **Industry leading service across channels** delivers long tenured relationships and high customer loyalty
3. **Focused lending to homeowners** drives attractive returns and credit performance
4. **Local and people focused culture** drives differentiated reputation and market dominance and differentiates us from competition

Competitive Advantage	Business Outcomes
Long standing presence in markets →	Presence in markets averaging 74 years
Enduring organization →	20+ years without disruption
Differentiated experience →	Top decile customer experience
Strategic market positioning →	SEC; Nashville Predators
Technology & AI innovation →	Modern core and proprietary AI tools driving efficiencies and growth

(1) Source: S&P Cap IQ. Top 25 market share as defined by deposit dollars - FDIC as of 6/30/2025; pro-forma for announced M&A transactions as of 2/4/2026. Top 5 share based on MSA and non-MSA counties. S&P's demographic data is provided by Claritas based primarily on U.S. Census data.

REGIONS | 34

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Deliver Strong Results

3rd highest revenue year in history including highest debit card interchange revenue since the implementation of Reg II

Maintained competitive headline deposit rates **driving balance growth** while preserving our **deposit cost advantage**

Consumer checking growth driven by increased digital production and stronger overall retention

Home equity production growth of 17% YTD driven by initiatives to capture improving consumer interest

Record year for credit card spend: YoY growth of 6% driven by account growth and higher spend per account

Continued strength in **expense management**

Delivering Solid Customer Satisfaction & Loyalty

Regions Bank is the **highest-rated bank in Forbes'** newest list of the top 300 U.S. companies for customer service

J.D. Power[1] ranked Regions Bank #1 in customer satisfaction among regional bank online experiences 5 of the last 6 years

Regions has earned the **No. 1 ranking for customer satisfaction among traditional banks in the 2025 American Customer Satisfaction Index (ACSI®)** Finance Study[2]

Regions Bank ranked **2nd in American Banker's** list of top banks by reputation

Regions Bank has been recognized as a **Fannie Mae STAR™ performer** for the 8th consecutive year

Top-decile in customer loyalty per Gallup

4.9 out of 5 Mobile app star rating[3]

Strategic Investments Across The Business

Launched **direct deposit switcher** providing a seamless, paperless, secure, real-time option for direct deposit enrollment

Digital channel YTD checking growth of 15% from digital funnel improvements

Mobile App users increased **2%** YoY; New Mobile App launch complete. Early customer feedback is strong, and usage of key functionality like Zelle and chat at all time highs

Launched a new partnership with a **global leader in merchant services processing** to bring customers access to top-tier payments and business management solutions

Reskilled ~600 bankers to align talent depth with opportunity; Early results point to a 33% improvement in productivity

(1) Regions Bank received the highest score among regional banks ($65B to $250B in deposits) in the J.D. Power 2020-2022, and 2024-2025 U.S. Online Banking Satisfaction Studies which measures customer satisfaction with financial institutions' online experience for banking account management. Visit jdpower.com/awards for more details. (2) 2025 ACSI® Survey of customers rating their own bank. ACSI and its logo are registered trademarks of the American Customer Satisfaction Index LLC. For more about the ACSI, visit www.theacsi.org. (3) iOS app store rating.

REGIONS | 35

Corporate Banking Group

A diversified engine for growth and long-term performance

GENERATING Consistent Sustainable Long-term Performance

64,458 Client Relationships (1)

2,761 Associates (1)

170 Local Offices

Clients	Coverage
Commercial Banking (2)	
Emerging Commercial $5M - $20M	Local and Dedicated Relationship Managers + Digital
Middle Market $20M to $500M	Local and Dedicated Relationship Managers + Industry & Product Specialists
Corporate & Institutional Banking (3) Corporate Banking, Real Estate Banking, Capital Markets	
Large Corporate $500M - $2B	Dedicated Coverage Bankers + Industry Specialists & Strategic / Capital Advisory

How our model wins and differentiates us



Out-Local National Banks
Our strategy begins and ends with
Our People
Deeply-Embedded in Local
Tenured Teams & Clients
Brand Stability & Reliability
Process
Relationship-Led
Local Decisioning
Industry-Relevant Expertise
Powered By
Technology
Over 5 years of AI
Customizable Solutions
Comprehensive Capabilities
Out-Scale Regional Competitors

We bring deep local relationships backed by large bank capabilities

(1) As of 4Q25, Includes Ascentium Capital; (2)Private Companies, Includes Governments, Not-For-Profits; (3) Public & Private Companies, Includes public and privately owned professional real estate companies, developers, and investors

REGIONS | 36

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING **Consistent Sustainable Long-term Performance**

Soundness

Active credit risk and portfolio management remains a top priority

- NPLs of 1.04% decreased 9bps vs. 3Q25
- Classified Loans of 3.61% decreased 24bps vs. 3Q25
- QoQ risk rating upgrades outpaced downgrades 1.75x in 4Q across CBG

Net charge-offs of 53bps for 4Q25[1]

- Core Business 48bps
- Ascentium 170bps

Diversified Commercial Real Estate portfolio[2] that represents 16.5% of total loans outstandings:

- **Office** 1.1% of total loans outstanding

Enhancing client soundness with **risk mitigation** solutions and education

Profitability

Record Revenue increased 4% vs prior year, driven by growth in Deposit balances and Treasury Management

Record Treasury Management Revenue increased 6% vs. prior year, driven by client base growth of 5%[3]

Record Client Liquidity increased 8% vs prior year, driven by growth in both on balance sheet and off-balance sheet options

Capital Markets ex. CVA/DVA decreased 1% vs. prior year driven by lower Real Estate Capital Markets and M&A

Non-Interest Expenses decreased 1% vs. prior year, reflecting disciplined cost management in a low growth environment

Growth

Delivering full cash conversion and balance-sheet optimization through our **local + expertise** model, earning deep loyalty with ~75% of growth coming from clients with Regions for 5+ years

Expanding coverage through investing in Commercial and Treasury Management talent across priority and core markets

- 2025 hiring plans exceeded
- 2025 revenue production goal exceeded
- >40% of new relationships originated from priority markets

Small Business momentum continues, with **SBA production up 18% YoY** driven by strong banker performance and targeted market investments

Award-winning **Embedded ERP finance** and advanced receivables platforms elevating digital leadership

(1) Reflects Corporate Banking Group Segment results only; excludes Branch Small Business losses. (2) Total loans is representative of total bank, as of 12/31/25. (3) TM revenue, YTD YoY December '25 to December '24; YoY Client Growth, December '25 to December '24

REGIONS | 37

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING **Consistent Sustainable Long-term Performance**

Customer Experience & Communication

Highland Associates inaugural Voice of Client Survey resulted in **overwhelmingly positive** feedback and scores: primary consultants **receiving a rating of 5 / 5** by clients

PWM team **displayed client trust and reliability,** reflected in annual Voice of Client Survey; **91% of PWM clients** awarded their primary point of contact a 5 out of 5

General Satisfaction: **4.64 / 5**

Likelihood to Recommend: **4.58 / 5**

Likelihood to Continue to Use: **4.71 / 5**

Expanded reach through approximately **1M** earned media impressions, **7.8%** growth in social following, and **above-benchmark** email engagement, collectively strengthening client touchpoints, visibility, and trust.

Delivered Strong Results

Regions Investment Management **awarded 2025 Best Place to Work**

Record quarterly NIR[1] in 4Q25 with QoQ growth of 3%, driven by strong production and improved market conditions

Growing Net Income Before Taxes with an increase of 10% QoQ driven by growth in Total Revenue

Assets Under Administration increased 7% YoY driven by IM&T Sales and improved equity market conditions

Grew Total Investment Services Assets +$2.7B or 13%, YoY

Average Loans up 4% YoY driven by growth in Investor Real Estate and Commercial Loans

Strategic Investments & Data Analytics

Driving Innovation Through AI within Wealth Management: In 2025, we strengthened our AI strategy by creating a structured process to identify and evaluate new use cases, which included the onboarding of two vendors

Strengthened data-driven decision making through development of RegIS segmentation data, providing improved customer insights to help support growth strategies

Continued to grow and build out our **Associate Advisor Program** for new hire advisors by holding cohort meetings to help **expand knowledge** and **build relationships** amongst the team

Simplified Wealth Management Cash Transactions by **positioning Regions** as the primary incoming cash agent on our Wealth platform

(1) NIR includes the top of company portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the WM Segment.

REGIONS | 38

Loans

Momentum building as headwinds ease

GENERATING Consistent Sustainable Long-term Performance

Average Loans & Leases

($ in billions)



$96.4
$33.2
$63.2
4Q24
$96.6
$32.8
$63.8
3Q25
$95.7
$32.6
$63.1
4Q25

Ending Loans & Leases

($ in billions)



$96.7
$33.2
$63.5
4Q24
$96.1
$32.7
$63.4
3Q25
$95.6
$32.6
$63.0
4Q25
Consumer Loans
Business Loans

QoQ Highlights & Outlook

- Avg and ending loans were relatively stable
- Avg business loans decreased 1%, while average consumer loans decreased 0.4%
- Throughout 2025, modestly improving loan demand was offset by $1.4B of strategic runoff primarily in leveraged lending, $770M of continued resolutions within portfolios of interest, and $2.6B refinanced through the capital markets; these same 4Q25 linked quarter declines were $420M, $180M and $670M, respectively
- Large corporate refinancing activity into the capital markets remained elevated during 2025
- Client sentiment has improved throughout 2025 with strengthening loan pipelines (+55% YoY) and line commitments (+~$2.5B YoY), supported by excess corporate liquidity beginning to normalize
- Significant progress on banker hiring to drive growth; Priority market investments delivered over 40% of new corporate client growth in 2025
- Expect FY26 average loan balances to be up low single digits compared to 2025, reflecting a return toward more normal growth levels

REGIONS | 39

40 $48.7 $4.9 $0.3 $7.2 $1.9 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 4Q25 Average Loan Composition $19.8$5.5 $5.8 $1.5 Mortgage Home Equity Other Consumer Consumer Credit Card Average Consumer Loans ($ in billions) $32.6B Average Business Loans ($ in billions) $63.0B

41 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 53% • 99% owner occupied • 4Q25 QTD NCO —% • Avg. origination FICO 761 • Current LTV 38% • 57% of portfolio is 1st lien • Avg. loan size $35,724 • $163M to convert to amortizing or balloon during 2026 • 4Q25 QTD NCO (0.06%) • Avg. origination FICO 781 • Avg. new loan $13,911 • 4Q25 Yield 7.84% • 4Q25 QTD NCO 1.76% • • Avg. origination FICO 774 • Avg. new line $9,604 • 4Q25 Yield 14.06% • 4Q25 QTD NCO 4.08% 5% 6% 5% 5% 10% 6% 7% 14% 9% 81% 67% 78% 2% 3% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 12/31/2025. Consumer R/E secured balances comprise 78% of the Consumer portfolio while Consumer non-R/E balances comprise 22% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

Ascentium & Home Improvement Financing

GENERATING Consistent Sustainable Long-term Performance

4Q25	Ascentium Capital	Home Improvement Financing
4Q Average Balances	$2.7B	$4.9B
4Q Portfolio Yield	8.5%	7.8%
4Q Going-on Yield	9.3%	9.1%
4Q NCOs	1.70%	1.76%

Ascentium Capital(1)

Origination Growth

- Since acquisition, Ascentium Capital has grown by 40%(3)
- 68% of branches are actively offering Ascentium solutions
- In-footprint opportunities exist with the over 400k Small Business customers currently banked within the Consumer Branch network
- Contributing to strategic growth are transactions originated through cross-marketing relationships with Commercial Banking, Branch Small Business, and Home Improvement Finance

Credit

- Instilled risk based pricing
- Q4 NCOs remain range bound and are 74bps lower than 3Q25

Production

- 2025 production is up 3.4% from full year 2024

Home Improvement Financing(2)

Credit

- Prime/Super-prime focus has resulted in a strong portfolio credit profile; average FICO of 758

Growth Opportunities

- Continue to focus efforts on leveraging relationships across the organization to drive growth opportunities through referrals and enhanced value proposition.

Strong Pipeline

- Strong existing relationships provide a base of consistency while continuing to focus on adding high quality independent contractors and program sponsors.

Production

- 4Q25 loan production decreased 8% versus Q3, while also impacted by seasonality, production continues to be challenged by competitive and economic pressures. The high cost of home improvement jobs coupled with higher financing costs remain headwinds for growth, while prudent risk management and pricing discipline ensures that loan origination is resulting in high-quality, profitable loans.

(1) Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated February 27, 2020. (2) Regions' Home Improvement Financing previously known as EnerBank. Key acquisition portfolio metrics were provided with the company's original announcement on Form 8-K dated June 8, 2021. (3) Represents ending loan balance from June 2020 to December 2025.

REGIONS | 42

43 All Other Commercial 3.6% Investor Real Estate 14.5% Financial Services 13.5% CRE Unsecured, including REITs 10.6% Govt. & Education 10.3% Consumer Services 8.3% Technology Services 5.7% Manufacturing 7.8% Energy 2.2% Agriculture .3% Utilities 3.7% Business Services 7.4% Distribution 7.2% Healthcare 4.9% Highly Diversified Business Portfolio (Outstanding balances as of December 31, 2025) $63.0B(1) (1) Balances as of 12/31/2025. (2) CRE Unsecured consists 69% of REITs. (2)

NDFI - Stable Composition and Solid Credit Quality

Diversified, investment-grade portfolio aligned with Regions' core markets and industries

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances	$11,912
% of Total Loans	12.5%
NPL	$56
NPL / Loans	0.5%
Investment Grade	~70%
Charge-Offs	$21
Charge-Offs / Loans	0.2%
ACL	$70
ACL / Loans	0.6%

Outstanding by Call Report Category ($ Millions)



$11,912
824
1,202
3,180
6,706
4Q25

- Other (56.3%)
- Business Credit Intermediaries: Asset Secured, Recourse Business Credit (BDCs) (26.7%)
- Private Equity Subscription Lines (10.1%)
- Consumer Credit and Mortgage Intermediaries (6.9%)[3]

Call Report to Internal Reconciliation ($ Billions)[4]



$11.9
(4.7)
(1.2)
(0.8)
(0.8)
$4.4
NDFI Call Report Outstandings
Less Equity REITs
Less Subscription Lines
Less Insurance Companies
Less Direct Comml Cr & Spec Finance
Loan-on-Loan Outstandings

"Other" Category Allocation ($ Millions)



Insurance Companies, 11.2%
Equip Leasing, Supply Chain Finance, 19.4%
$6,706
CRE Unsecured Equity REITs, 69.4% (2)

(1) Non-Depository Financial Institutions (NDFI) $ in Millions and based on Call Report Schedule RC-C definition. Metrics represent 12/31/2025 results except for charge-offs, which reflects for the 12 months ended December 31, 2025, based on average balances. NPL & ACL percentages are based on Portfolio totals. $ are in millions. (2) Total REITs are $5.0B which includes those secured by Real Estate compared to the $4.7B that are NDFI for Call Report purposes. See next page for additional detail on the company's REIT exposure. (3) Consumer Credit Intermediaries were $812M and Mortgage Intermediaries were $12M. (4) The bank's primary risk focus is on exposures where repayment is directly dependent on the cash flows and credit performance of an underlying pool of loans or obligors, rather than on counterparty credit strength.

REGIONS | 44

Commercial Real Estate

(Outstanding balances as of December 31, 2025)

GENERATING **Consistent Sustainable Long-term Performance**

Highly Diversified Portfolio

(IRE including Unsecured CRE)



$15.8B
Res. Homebuilders 6.8%
Other 4.3%
Hotel 4.7%
Healthcare 8.0%
Residential Land 0.4%
Retail 7.5%
Office 6.4%
Data Center 3.2%
Diversified 11.8%
Industrial 14.9%
Commercial Land 0.3%
Self Storage 2.0%
Apartments 29.7%

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 59% of REIT outstanding balances are investment grade, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 106% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 17% are well below supervisory limits (300%/100%)

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
1%
32%
32%
22%
8%
4%
1%
Matured
2026
2027
2028
2029
2030
>5years
Multi-Family
Office
Other Real Estate
Total Real Estate

REITs within Total:



$5.0B
Data Center 10%
Diversified 16%
Office 1%
Apartments 6%
Retail 18%
Hotel 12%
Self Storage 5%
Other 5%
Industrial 27%

	$ in billions		% of Total Loans
Unsecured CRE *(incl. REITs)*	$	6.7	7.0 %
IRE		9.1	9.5 %
Total[(1)]	**$**	**15.8**	**16.5 %**

(1) Excludes $5.1B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 12/31/2025 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 45

CRE- Office Portfolio

(Outstanding balances as of December 31, 2025)

Generating Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances	$1,020
% of Total Loans	1.1%
NPL	$117
NPL / Loans	11.4%
Charge-offs	$54
Charge-offs / Loans	4.3%
ACL	$50
ACL / Loans	4.9%

Investor Real Estate Office Portfolio Overview



19%
81%
Class A
Class B



49%
51%
Multi-Tenant
Single Tenant



21%
79%
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[4]
4.1%	7.6%	1.4%

Ongoing Portfolio Surveillance

- Business Offices secured = 95% / unsecured = 5%
- IRE WA LTV 65% (based on appraisal at origination or most recent received); Stressed IRE WA LTV 85% using GreenStreet[2]
- 64% of secured outstanding IRE balances are located in the South of which 81% is Class A
- Investment Grade tenants make up 77% of Single Tenant IRE balances
- $598M or approximately 59% of total Office balances will mature in the next 12 months[3]
- While the Office segment remains stressed; well located, highly amenitized properties are observing improvements to property fundamentals

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 12/31/2025 results except for charge-offs, which reflects results for the 12 months ended December 31, 2025, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of January 7, 2026; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (35% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (0% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 46

47 Transportation - Trucking (Outstanding balances as of December 31, 2025) (1) $ in Millions. Metrics represent 12/31/2025 results except for charge-offs, which reflects results for the 12 months ended December 31, 2025, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. Key Portfolio Metrics(1) Balances $1,200 % of Total Loans 1.3% NPL $78 NPL / Loans 6.5% Charge-offs $91 Charge-offs / Loans 6.8% ACL $102 ACL / Loans 8.5% • While the economic backdrop generally favors the trucking sector, trade uncertainty is still muting demand as manufacturers and shippers take a wait and see approach • Trucking conditions have improved modestly evidenced in seasonally stronger freight rates and capacity utilization in 4Q 2025; however, the improvement in freight rate and load growth is still expected to be low unless the market experiences a significant demand catalyst • North American Class 8 truck orders jumped to their highest level in more than three years in December 2025, however industry experts believe this was reflective of pent-up demand following tariff uncertainty coupled with clarity on new emissions rules, rather than a signal of true demand inflection • While there is cautious optimism headed into 2026 as excess capacity continues to decrease, the industry will continue to be pressured by higher costs • New originations in the sector have been curtailed and those that are being considered are either secured or targeted towards larger companies Ongoing Portfolio Surveillance

Deposits

Disciplined deposit growth with improving mix and costs

GENERATING
Consistent Sustainable Long-term Performance

Average Deposits by Segment

($ in billions)


$126.5
$3.1
$7.5
$37.4
1.47%
$78.5
4Q24
$129.6
$2.9
$7.3
$39.7
1.39%
$79.7
3Q25
$129.9
$2.4
$7.8
$40.2
1.29%
$79.5
4Q25

Ending Deposits by Segment

($ in billions)


$127.6
$2.9
$7.7
$38.4
$78.6
4Q24
$130.3
$2.6
$7.6
$40.4
$79.7
3Q25
$131.1
$2.2
$8.3
$40.4
$80.2
4Q25
Consumer Bank
Wealth Mgt
Corporate Bank
Other(1)
Total Deposit Costs(2)

QoQ Highlights & Outlook

- Ending balances increased 0.6%, supported by strong client acquisition and retention
- Avg deposits were relatively flat, modestly outperforming typical YE seasonality, particularly in consumer banking where declines are common ahead of tax season
- Total deposit costs declined, driven primarily by CD maturities and mix shift to money market
- Commercial client-managed liquidity modestly declined primarily due to off-balance sheet liquidity after five quarters of growth; NIB mix stable in the low 30% range
- Expect FY26 avg balances to be up low single digits compared to 2025

(1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 1.85%, 2.01%, and 2.13% in 4Q25, 3Q25, and 4Q24, respectively.

REGIONS | 48

Checking Balances & Spending Levels

GENERATING Consistent Sustainable Long-term Performance

Balances and Avg Monthly Consumer & Wealth Spending vs. 2019[1]



60%
40%
20%
—%
% Change vs. 2019
2019 Average
4Q22
4Q25
Change in Checking Deposits
Change in Spending Activity

Ratio of Consumer & Wealth Checking Balances to Monthly Spending[1]



1.7x
2.0x
1.7x
1.6x
1.6x
2019 Average
4Q22
4Q23
4Q24
4Q25

- Pre-pandemic, customers maintained a relatively steady ratio of checking balances to spending activity.
- After a period of elevated balances during 2020-2023, customers in aggregate hold ~1.6x monthly spend versus a pre-pandemic average level of ~1.7x.
- The moderately lower ratio is largely driven by more affluent customers now operating below their pre-pandemic average level given their higher opportunity cost for low interest-bearing cash. However, the ratio has been steady quarter over quarter.

(1) Balances are consumer and private wealth checking average balances and exclude branch small business. Spending includes all debit activity except wires and internal transfers between Regions accounts; ratio reflects an average of the months in the period.

REGIONS | 49

Diversified Deposit Base

GENERATING Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)



Retail Uninsured
$8.3
Other
$0.1
Wholesale Non-Operational Uninsured
$12.9
Less Stable Categories
Wholesale Operational Uninsured
$16.1
$131.1B
Retail Insured
$78.5
Wholesale Insured
$3.9
More Stable Categories
Public Funds + Trust
$11.4

- ~71% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust)
- No single depositor exceeds 1% of total deposits
- Average Consumer NIB Account balance of ~$5K (as of 4Q25)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer deposit balances are with customers that have been with Regions for 10 years or more

(1) $ in billions as of 12/31/2025. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

REGIONS | 50

51 Deposit Advantage Well diversified deposit base vs. peers (1) As of 12/31/2025. Source: Bank Call Reports / SEC filings. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. ...Resulting in one of the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... 69% 62% 59% 58% 57% 56% 54% 54% 51% 51% 51% 49% 49% 48% Peer 2 RF Peer 5 Peer 4 Peer 6 Peer 3 Peer 7 Peer 8 Peer 10 Peer 12 Peer 1 Peer 9 Peer 11 Peer 13 53% 53% 50% 49% 48% 47% 46% 45% 44% 42% 41% 40% 40% 36% Peer 1 RF Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 • Regions ranks at or near the top vs. peers in several metrics measuring the retail/granular nature of our deposit base • These facts bear out in the advantaged beta/cost observed this cycle

Capital and Liquidity

Managing capital flexibility to support growth and shareholder returns

GENERATING
Consistent Sustainable
Long-term Performance

Tier 1 Capital Ratio(1)



12.2%
12.0%
11.9%
4Q24
3Q25
4Q25

Common Equity Tier 1 Ratio(1)



10.8%
10.9%
10.8%
4Q24
3Q25
4Q25

Liquidity Sources

Position ($B) as of	4Q24	3Q25	4Q25
Cash at the Federal Reserve(2)	$ 7.7	$ 9.0	$ 7.7
Unencumbered Investment Securities(3)	23.1	26.2	26.3
Federal Home Loan Bank Availability	10.2	10.2	11.1
Discount Window Availability	21.6	23.1	22.8
Total	$ 62.6	$ 68.5	$ 67.9

QoQ Highlights & Outlook

- Declared 4Q common dividends of $230M and executed $425M in share repurchases
- Dividend payout target of 40-50% of earnings
- 4Q25 CET1 inclusive of AOCI was 9.6%(1)(6); in near term, expect to manage CET1 (inclusive of AOCI) around the mid-point of our 9.25 – 9.75% operating range
- Common book value per share of $20.36 and tangible common book value per share(4) of $13.75, a 14.6% and 20.4% increase respectively YoY
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~182%(5)

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure. (5) This ratio excludes intercompany and secured deposits. (6) Non-GAAP; see Appendix for reconciliation.

REGIONS | 52

CET1 Under Basel III Endgame (B3E)

GENERATING
Consistent Sustainable
Long-term Performance

B3E Update

- B3E has yet to be finalized but expect AOCI to be included in Regulatory Capital
- CET1 inclusive of AOCI was stable linked-quarter given AOCI improvement from spread tightening, as well as solid capital accretion through earnings
  - CET1 adjusted to include AOCI at 12/31 was unchanged at an estimated 9.6%[2]
  - ***In the near term, expect to manage CET1 inclusive of AOCI around the mid-point of our 9.25 – 9.75% Operating Range; Creates meaningful flexibility***[3]

Volatility Management

- To date, have taken meaningful action to reduce capital volatility from AOCI
  - $5.7B Pay Fixed Fair Value swaps vs AFS securities (mostly offset with Receive Fixed Cash Flow swaps vs loans to maintain desired sensitivity)
  - 17% of Securities Portfolio classified as Held-To-Maturity
- Over time, additional actions may include
  - Held-to-Maturity
  - Derivative Hedging
  - Asset Selection

Common Equity Tier 1


10.8%
10.8%
10.9%
10.8%
Operating Range | 9.25% - 9.75%
9.1%
9.3%
9.6%
9.6%
1Q25
2Q25
3Q25
4Q25
Reported CET1 Ratio(1)
Adjusted CET1 Inclusive of AOCI
Operating Range(2)

(1) Current quarter ratio is estimated. (2) Non-GAAP; see appendix for reconciliation. (3) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure

REGIONS | 53

Capital Strength

Robust capital balances and strong organic capital generation position Regions well for full range of potential economic conditions

GENERATING **Consistent Sustainable Long-term Performance**

Capital Resiliency

- Prudent risk management evident in Federal Reserve's stress testing results

2024 CCAR Capital Degradation[1]



2.5%
1.8%
Peer Median
RF

Pro Forma Post-Stress Capital[2]



10.80%
4.1%
6.70%
Peer 1
10.57%
2.6%
7.97%
Peer 2
10.63%
2.4%
8.23%
Peer 3
11.68%
3.3%
8.38%
Peer 4
10.52%
1.8%
8.72%
Peer 5
10.53%
1.6%
8.93%
Peer 6
10.80%
1.8%
9.00%
RF
11.92%
2.6%
9.32%
Peer 7
11.53%
2.2%
9.33%
Peer 8
Pro forma Post-Stress CET1
CCAR 2024 Degradation

Proactive Interest Rate Hedging

- Hedge program introduced in 2018 to protect NIM against falling interest rates was highly effective
- Actions taken in 2022 and beyond to protect NIM if rates decrease now fully active
- Stable organic capital generation is a strong first line of defense against losses

Pre-Tax Pre-Provision Income Coverage of Stressed Losses[3]



37.4%
Peer 1
52.0%
Peer 4
53.8%
Peer 7
59.4%
Peer 2
63.1%
Peer 8
66.5%
Peer 3
70.5%
Peer 6
71.8%
Peer 5
75.9%
RF

(1) CET1 degradation results from the Federal Reserve's modeled results for the Severely Adverse Scenario in 2024 Stress Test. (2) Pro forma Post-Stress Capital calculated using 4Q24 reported CET1 and the Federal Reserve's modeled capital degradation in 2024 Stress Test. (3) PPI Coverage of Stressed Losses is calculated as the Federal Reserve's modeled 9-quarter PPI divided by 9-quarter Provision Expense in the 2024 Stress Test. Peers include CCAR participants: CFG, FITB, HBAN, KEY, MTB, PNC, TFC, USB. Source: 2024 Federal Reserve Stress Test Results - June 2024; FR Y-9C

REGIONS | 54

55 Tangible Book Value Growth plus Dividends 3 and 5 yr CAGR excluding AOCI 3 Yr CAGR of TBV + Dividends 19.6% 19.4% 16.8% 15.5% 15.2% 14.9% 14.0% 12.7% 12.5% 11.9% 11.6% 11.0% 9.7% 6.2% Peer 1 Peer 2 Peer 3 RF Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 5 Yr CAGR of TBV + Dividends 18.4% 18.3% 17.3% 16.4% 16.0% 15.4% 15.4% 14.8% 14.7% 14.4% 14.0% 13.4% 13.0% 11.0% RF Peer 8 Peer 1 Peer 2 Peer 7 Peer 11 Peer 3 Peer 5 Peer 6 Peer 4 Peer 10 Peer 9 Peer 12 Peer 13 As of 12/31/2025. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

56 Driving Shareholder Value Peer-leading dividend growth while actively managing share count Post-Financial Crisis Maximum 4Q25 Period Shares Outstanding (MM) Shares Outstanding (MM)(1) Decline RF 1Q13 1,423 880 (38.2)% Peer 11 4Q11 198 130 (34.5)% Peer 5 1Q17 211 147 (30.1)% Peer 2 1Q12 957 669 (30.1)% Peer 3 2Q14 539 394 (26.9)% Peer 8 3Q14 560 434 (22.6)% Peer 6 2Q11 1,929 1,556 (19.3)% Peer 7 1Q19 163 140 (14.1)% Peer 4 2Q22 178 154 (13.8)% Peer 13 4Q22 572 496 (13.3)% Peer 9 4Q20 1,362 1,285 (5.6)% Peer 1 4Q19 88 84 (5.1)% Peer 10 3Q25 1,111 1,106 (0.4)% Peer 12 4Q25 1,570 1,570 —% 5 Yr Dividend Growth CAGR 11.3% 10.8% 8.2% 8.1% 6.4% 5.8% 4.4% 3.4% 3.4% 2.9% 2.1% 0.9% 0.7% —% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Source: S&P Capital IQ. Dividend growth CAGR calculated as of 4Q25 through 4Q20. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. (1) Weighted-average diluted shares outstanding.

57 6.86% 7.17% 7.52% 7.74% 7.76% 8.57% 8.42% 8.65% 8.69% 8.64% TCE Ratio Adjusted TCE Ratio, ex-AOCI 4Q24 1Q25 2Q25 3Q25 4Q25 5% 6% 7% 8% 9% 10% Tangible Common Equity (1) Non-GAAP, see Appendix for reconciliation. • Higher levels of interest rates are generally beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets Tangible Common Equity(1)

Empowered by Data & Innovation

Regions remains competitive by reserving ~10-12% of revenue for technology spend

GENERATING Consistent Sustainable Long-term Performance

Modernization and Innovation

Next Gen Platforms

Core Banking and Data platform modernization[1] effort to enhance customer experience and agility

AI-Driven Analytics

AI / ML Models that support client advice, analyze customer feedback and mitigate potential financial and client risks

Technology Practices / Ways of Working

Enabling engineers to quickly deliver secure, high-quality features that drive outcomes

Modern Authentication

Protecting identities and assets with efficient, reusable authentication

Open Banking / Embedded Finance

Real-time banking integrations enable secure data sharing and seamless financial experiences

Key Technology Advances

Modern Infrastructure

- Fit-for-purpose infrastructure
- Expanding and Leveraging Cloud Services (AWS, Azure)
- ATLAS Gen AI Gateway



Investments in AI / GenAI

- ClientIQ - Call Planning Tool for Relationship Managers
- Software Developer Co-pilots
- ROSIE – Personalized product and service offering anticipating customer needs
- rVoice – Integrated customer feedback aggregation & analysis


AI

Payments/Servicing

- Highly scalable payments platform processing over $4T per year
- Top 10 ACH Originator in the US
- Direct Deposit Switcher Implemented
- Self-service payment capabilities
- Reliable and safe payment offerings
- Open Banking & Embedded Finance



New Mobile App

- Enhanced Navigation
- Easily Manage Finances
- Better Account Maintenance
- Fast-growing user base
- Higher usage of Zelle and Virtual Assistant Chat features



API Enablement

- Target State Architecture
- Creates reusable services to speed development and manage change
- Improved Efficiency
- Enhanced Speed to Market


API

AI/GenAI-Powered Solutions

(1) Deposit system pilot expectations in 2026; Client Migrations in 2027

REGIONS | 58

GENERATING
Consistent Sustainable
Long-term Performance

Core Modernization Benefits

Enhancing Strategic Capabilities



Migrating legacy cores to modern cloud-based platforms enhances strategic capabilities and reduces maintenance effort on outdated systems, allowing greater focus on customer experience

☑ Drive Growth

Enable faster product and pricing deployment, enhance marketing through advanced analytics, and expand partnerships with leading financial service providers.

☑ Advance Strategic Focus

Prioritize forward-looking initiatives including Artificial Intelligence, Data Strategy, Personalized Customer Experience, Finance Transformation, and Strategic Payments.

☑ Enhance Risk & Controls

Improve risk posture through automated workflows, real-time monitoring, and integrated controls within core platform, while reinforcing business continuity & disaster recovery.

☑ Accelerate Solution Delivery

Leverage a modern API architecture to enable faster internal development and embedded banking services across partner ecosystems such as retail platforms, FinTechs, and ERPs.

☑ Mature M&A Capabilities

Improve scalability and integration through optimized data conversion and streamlined operational processes.

REGIONS | 59

Harnessing GenAI

Foundational Building for Future Growth

GENERATING **Consistent Sustainable Long-term Performance**

Generative AI Patterns & Blueprints

GenAI Use Cases will be categorized by Patterns and Blueprints

Patterns:

- Knowledge Management & Retrieval
- Document Processing & Analysis
- Code Generation & Developer Productivity
- Intelligent Automation
- Prompt-Driven Insights & Task Enablement

Patterns / Blueprints help avoid fragmentation, enhance scalability & maintainability

Drivers to Prioritize AI Use

Objective: Significant Value from GenAI

- Increase Efficiency
- Increase Revenue
- Mitigation of Client Risk

Secure AI Platform

Launched ATLAS in 4Q 2025

- Secure AI Platform
- Foundation for Scale, Easy Expansion
- Multiple LLM* access
- Process Efficiency

Active Generative AI Use Cases

Compliance Assistance
Complex Regulatory Analysis & Insights

Virtual Experts
Complex Regulatory Analysis & Insights

Copilots (GitHub, Microsoft)
Complex Regulatory Analysis & Insights
Deployed to over 12,000 Associates

Intelligent Doc Processing
Complex Regulatory Analysis & Insights

Generative AI Strategy Guiding Principles:

- Safe, Secure, Transparent Solutions
- Human in The Loop Design
- Managed Risk

*Large Language Model

REGIONS | 60

Growth in Digital

GENERATING
Consistent Sustainable
Long-term Performance

Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+4%
2.56
2.62
2.68
4Q23
4Q24
4Q25

Mobile Banking Log-Ins *(Millions)*



+15%
181
188
208
4Q23
4Q24
4Q25

Customer Transactions[2][3]



Non-Digital
Digital
26%
74%
24%
76%
21%
79%
4Q23
4Q24
4Q25

Transactions

Consumer Checking Account Acquisitions by Channel[4]



Digital
Branch
Contact Center
2%
75%
23%
2%
77%
21%
1%
70%
29%
4Q23
4Q24
4Q25

Zelle Transactions *(Millions)*



+44%
4.24
5.13
6.16
4Q23
4Q24
4Q25

Deposit Transactions by Channel



Mobile
ATM
Branch
45%
31%
24%
44%
31%
25%
43%
33%
24%
4Q23
4Q24
4Q25

Customer Satisfaction

Mobile App



11:57
Search
Regions Mobile
Finance
Get
Ratings & Reviews
4.9
out of 5
501K Ratings
Tap to Rate

Average 4.9 out of 5 rating from iOS app store users

New Native Mobile App launched. Early customer feedback is strong, and usage of key functionality like Zelle and chat at all time highs, with customer chat volume up 77% YoY

Online Banking[5]

#1 in Customer Satisfaction for Regional Bank Online Experiences for five of the past six years



J.D. POWER
REGIONS BANK

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Additional security controls in digital channels placed in 4Q23. Active efforts to drive quality digital acquisitions are in-progress resulting in performance improvement 2025 vs 2024. (5) Regions Bank received the highest score among regional banks ($65B to $250B in deposits) in the J.D. Power 2020-2022, and 2024-2025 U.S. Online Banking Satisfaction Studies which measures customer satisfaction with financial institutions' online experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 61

Continuous Improvement in Risk Management

Our commitment to strengthening credit risk disciplines and intentional portfolio shaping over the past decade-plus leaves us well positioned for sound, profitable growth

GENERATING **Consistent Sustainable Long-term Performance**

Strong Origination Disciplines Aligned with Comprehensive Risk Framework

- ☑ Enhanced risk framework through expanded controls, policies and procedures
- ☑ Invested in data, analytics and market benchmarks to provide early-warning indicators and dynamic industry outlooks
- ☑ Centralized credit products underwriting, servicing, and exposure management within specialized lending units and enhanced approval structure for higher-risk portfolios
- ☑ Advanced risk rating methodologies and stress testing capabilities
- ☑ Modified incentive plans and pricing frameworks to better promote risk-reward alignment

Active Portfolio Management and Non-Core Business Exits

- ☑ Derisked Commercial Real Estate Portfolio diversifying into less cyclical sectors
- ☑ Focused growth in higher quality relationships and segments including investment grade utilities, REITs, asset securitizations, and subscription lines, as well as Consumer Home Improvement Financing
- ☑ Actively reduced percent of portfolio comprised of leveraged loans and other higher risk segments
- ☑ Exited, reduced, or realigned portfolios (Oil Field Services, SoFi, GreenSky, Indirect Auto lending)
- ☑ Exited non-core businesses including Regions Insurance and Morgan Keegan
- ☑ Enhanced interest rate risk management through proactive hedging strategies

Case Studies in Regions' Portfolio De-Risking



Construction and Land
2010
22%
2020
16%
2025
13%
% of Real Estate Loans
Investment Grade Equivalents
2010
20%
2020
29%
2025
39%
% of Business Loans
Oilfield Services
2010
36%
2020
17%
2025
16%
% of Energy Loans

REGIONS | 62

63 0.73% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.59% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 4Q254Q221Q20 4Q22 4Q25 • The increase in net charge-offs was due primarily to the previously identified portfolios of interest Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

64 0.70% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.53% —% 0.50% 1.00% Consumer Net Charge-Offs(2) Commercial Net Charge-Offs(1) 1Q20 4Q25 4Q22 1Q20 4Q22 4Q25 (1) Includes C&I, CRE - OO and IRE. (2) The spike in Consumer net charge-offs in late 2013 was associated with the move of ~$700M primarily accruing troubled debt restructured residential first mortgage loans to held for sale resulting in ~$150M of charge-offs. The spikes in 3Q22 and 4Q23 were associated with the fair value marks taken on the sales of ~$1.2B and ~$300M consumer unsecured loan portfolios resulting in $63M and $35M of incremental charge-offs, respectively. Average Pre-Pandemic 0.27% Average Pandemic 0.25% Average Pre-Pandemic 0.78% Average Pandemic 0.53% 1Q13 1Q13 Historical Credit Profile

65 QoQ Highlights & Outlook • 4Q annualized NCOs increased 4bps to 59bps, reflecting material progress in resolutions within previously identified portfolios of interest reserved for in prior periods • Business services criticized and total NPLs declined 9% and 8%, respectively, as upgrades outpaced downgrades; NPL ratio declined 6bps to 73bps • Provision of $115M, resulting allowance for credit losses decreased $27M; ACL ratio declined 2bps to 1.76%, while coverage of NPLs increased to 242% • Expect FY26 NCOs to be between 40 - 50bps Asset Quality Credit performance improving; metrics tracking favorably $1,729 $1,713 $1,686 1.79% 1.78% 1.76% 186% 226% 242% ACL ACL/Loans ACL/NPLs 4Q24 3Q25 4Q25 $119 $135 $142 0.49% 0.55% 0.59% NCOs NCOs Ratio 4Q24 3Q25 4Q25 $928 $758 $698 0.96% 0.79% 0.73% NPLs - excluding LHFS NPL/Loans 4Q24 3Q25 4Q25 (1) $ in Millions. Net Charge-Offs(1) Allowance for Credit Losses (ACL)(1) Non-Performing Loans (NPLs)(1)

66 QoQ Highlights • 4Q allowance decreased $27M compared to the prior quarter, resulting in a $115M provision expense and a slight reduction in the ACL % from 1.78% to 1.76% • The change in ACL resulted from: ◦ Economic/Qualitative net increase driven primarily by an increase in qualitative adjustments ◦ Portfolio net decrease driven primarily by improvement in overall credit quality ◦ Decreases in Specific Reserve borrowers driven by charge-offs $1,713 $10 $(21) $(16) $1,686 Allowance for Credit Losses 12/31/2025 ($ in millions) 09/30/2025 Portfolio Changes Specific Reserve Changes Economic/ Qualitative Changes

67 Pre-R&S period 4Q2025 1Q2026 2Q2026 3Q2026 4Q2026 1Q2027 2Q2027 3Q2027 4Q2027 Real GDP, annualized % change 0.3% 2.9% 2.0% 2.2% 2.0% 2.1% 1.9% 2.1% 2.0 % Unemployment rate 4.5% 4.5% 4.5% 4.4% 4.4% 4.3% 4.3% 4.2% 4.2 % HPI, year-over-year % change 0.5% (0.1) % (0.3) % (0.6) % (0.2) % 0.8% 1.7% 2.4% 2.7 % CPI, year-over-year % change 3.2% 3.0% 3.3% 3.1% 2.7% 2.6% 2.5% 2.5% 2.4 % Base R&S Economic Outlook (As of December 2025) • A single, base economic forecast represents Regions’ internal outlook for the economy as of 4Q25 over the reasonable & supportable forecast period • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

68 As of 12/31/2025 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $46,046 $596 1.30 % CRE-OO mortgage 4,845 101 2.09 % CRE-OO construction 263 6 2.29 % Total commercial $51,154 $703 1.38% 1.33% 1.32 % IRE mortgage 7,172 107 1.49 % IRE construction 1,934 28 1.44 % Total IRE $9,106 $135 1.48% 1.06% 1.06 % Residential first mortgage 19,765 112 0.57 % Home equity lines 3,232 100 3.09 % Home equity loans 2,324 30 1.27 % Consumer credit card 1,519 129 8.50 % Other consumer 885 89 10.10 % Total consumer $27,725 $460 1.66% 1.73% 1.47 % Sold/Acquired Portfolios(1) $7,652 $388 5.06% 5.92% 5.06 % Total $95,637 $1,686 1.76% 1.71% 1.64 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 4Q25 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.64%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

2026 Expectations

GENERATING
Consistent Sustainable
Long-term Performance

FY 2026 Expectations	
Net Interest Income (vs. 2025 of $4,991)	up 2.5 – 4%[3]
Adjusted Non-Interest Income (vs. adjusted 2025 total of $2,585)[1]	up 3 – 5%[2]
Adjusted Non-Interest Expense (vs. adjusted 2025 total of $4,331)[1]	up 1.5 – 3.5%[2] (Inclusive of investments)
Average Loans (vs. 2025 of $96,124)	up low single digits
Average Deposits (vs. 2025 of $129,146)	up low single digits
Net Charge-Offs / Average Loans	40 – 50 bps
Effective Tax Rate	20.5 – 21.5%

Expectations for 1Q26 & FY26[3]

- 1Q26 NII to decline 1 – 2% vs 4Q25
- 1Q26 NIM in the ~3.70% increasing thereafter
- Expect Capital Markets quarterly revenue range of $90 – $105M, with 1Q26 expected toward the lower end of the range and improvement through the year
- Expect to generate FY positive operating leverage in 2026
- In the near term, expect to manage CET1 (inclusive of AOCI), around the mid-point of our 9.25 – 9.75% operating range[2]

(1) Non-GAAP, see appendix for reconciliation of historical amounts. (2) See appendix for further information on the forward-looking guidance provided by the Company with respect to this non-GAAP measure. (3) Current expectations assume recent market rate levels including an ~4.10% 10-year Treasury yield and between zero and three additional 25 basis point Fed Funds cuts this year.

REGIONS | 69

Internal Use Appendix

Fourth Quarter 2025 Highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of Fourth Quarter Results

($ amounts in millions, except per share data)		4Q25	QoQ Change	YoY Change
Net interest income	$	**1,281**	1.9%	4.1%
Provision for (benefit from) credit losses		**115**	9.5%	(4.2)%
Non-interest income		**640**	(2.9)%	9.4%
Non-interest expense		**1,098**	(0.5)%	5.8%
Income before income taxes		**708**	—%	7.8%
Income tax expense		**174**	25.2%	41.5%
Net income		**534**	(6.2)%	—%
Preferred dividends		**20**	(4.8)%	(23.1)%
Net income available to common shareholders	$	**514**	(6.2)%	1.2%
Adjusted net income available to common shareholders (non-GAAP)[1]	$	**504**	(10.2)%	(6.3)%
Diluted EPS	$	**0.58**	(4.9)%	3.6%
Adjusted diluted EPS (non-GAAP)[1]	$	**0.57**	(9.5)%	(3.4)%

Selected Items Impact[2]

(amounts in millions, except per share data)		4Q25
Pre-tax additional selected items:		
Salary and employee benefits—severance charges	$	7
Visa Class B litigation escrow funding		5
Non-qualified benefit plan settlement charge		2
Total pre-tax impact of selected items	$	14
After-tax additional selected items:		
Increase in sate income tax reserves and prior year adjustment	$	26
Diluted EPS impact[3]	**$**	**(0.04)**

(1) Non-GAAP; see appendix for reconciliation. (2) Items impacting results or trends during the quarter, but are not considered non-GAAP adjustments. (3) Based on income taxes at an approximate 25% incremental rate.

REGIONS | 71

72 Management uses pre-tax pre-provision income (non-GAAP), adjusted pre-tax pre-provision income (non-GAAP), the adjusted efficiency ratio (non-GAAP), the adjusted fee income ratio (non-GAAP), return on average tangible common shareholders' equity (non-GAAP), adjusted return on average tangible common shareholders' equity (non-GAAP), common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP), as well as adjusted net income available to common shareholders (non-GAAP) and adjusted diluted EPS (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Return on average tangible common shareholders' equity (non-GAAP) is calculated by dividing net income available to common shareholders (GAAP) by the average tangible common shareholders’ equity (non-GAAP). Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted return on average tangible common shareholders’ equity. Adjusted return on average tangible common shareholders' equity is calculated by dividing the adjusted net income available to common shareholders (non-GAAP) by the average tangible common shareholders’ equity (non-GAAP). common equity Tier 1 ratio (inclusive of AOCI) (non-GAAP) is calculated by dividing the adjusted common equity tier 1 (non-GAAP), which is arrived at by excluding the AOCI loss on securities and AOCI loss on defined benefit pension plans and other post employment benefits from common equity Tier 1, by the company’s total risk-weighted assets (GAAP). Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non- GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management. Tangible common book value per share is calculated by dividing tangible common shareholders' equity (non-GAAP) by tangible assets (non-GAAP). The numerator for tangible book value per share (non-GAAP), tangible common shareholders' equity (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from common shareholders' equity (GAAP). The denominator for tangible book value per share (non-GAAP), tangible assets (non-GAAP), is calculated by excluding intangible assets and the deferred tax liability related to intangible assets from total assets (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity to tangible assets, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies and there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of non- GAAP financial measures presented herein. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Note on Forward-Looking Guidance The Company has also provided forward-looking guidance with respect to certain of the non-GAAP measures, which excludes from the corresponding GAAP financial measures the effect of certain adjustments. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of presenting the timing and amounts of various items within a reasonable range. Non-GAAP Information

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI) Less Charge-Offs to Risk-Weighted Assets

GENERATING **Consistent Sustainable Long-term Performance**

		Year Ended						
($ amounts in millions)		**2025**	2024	2023	2022	2021	2020	2019
Net income available to common shareholders (GAAP)		**$ 2,061**	$ 1,774	$ 1,976	$ 2,146	$ 2,400	$ 991	$ 1,503
Preferred dividends (GAAP)		**95**	119	98	99	121	103	79
Income tax expense (GAAP)		**587**	461	533	631	694	220	403
Income before income taxes (GAAP)		**2,743**	2,354	2,607	2,876	3,215	1,314	1,985
Provision for (benefit from) credit losses (GAAP)		**470**	487	553	271	(524)	1,330	387
Pre-tax pre-provision income (non-GAAP)		**3,213**	2,841	3,160	3,147	2,691	2,644	2,372
Other adjustments:								
Gain on sale of affordable housing residential mortgage loans		**—**	—	—	—	—	—	(8)
Securities (gains) losses, net		**50**	208	5	1	(3)	(4)	28
Gains on equity investment		**—**	—	—	—	(3)	(50)	—
Leveraged lease termination gains, net		**—**	—	(2)	(1)	(2)	(2)	(1)
Bank-owned life insurance		**—**	—	—	—	(18)	(25)	—
Insurance proceeds		**—**	—	—	(50)	—	—	—
FDIC insurance special assessment		**(17)**	16	119	—	—	—	—
Salaries and employee benefits—severance charges		**2**	30	31	—	6	31	5
Branch consolidation, property and equipment charges		**(5)**	3	7	3	5	31	25
Contribution to the Regions Financial Corporation foundation		**—**	—	—	—	3	10	—
Early extinguishment of debt		**—**	—	(4)	—	20	22	16
Acquisition expenses		**—**	—	—	—	—	1	—
Professional, legal and regulatory expenses		**2**	3	1	179	15	7	—
Other Miscellaneous expenses		**—**	(37)	—	—	—	—	—
Total other adjustments		**32**	223	157	**132**	**23**	**21**	**65**
Adjusted pre-tax pre-provision income (non-GAAP)	**A**	**$ 3,245**	$ 3,064	$ 3,317	$ 3,279	$ 2,714	$ 2,665	$ 2,437
Net loan charge-offs (GAAP)	**B**	**$ 513**	$ 458	$ 397	$ 263	$ 204	$ 512	$ 358
Simple avg of 4 trailing quarters of RWAs (1)	**C**	**$ 124,909**	$ 124,984	$ 126,605	$ 122,121	$ 108,900	$ 108,438	$ 105,996
Annualized PPI - Charge-offs / Average Risk-Weighted Assets	**A-B / C**	**2.19 %**	2.09 %	2.31 %	2.47 %	2.30 %	1.99 %	1.96 %

(1) Simple average of 4 trailing quarters of risk-weighted assets calculated from applicable periods' Call Report data.

REGIONS | 73

74 Non-GAAP reconciliation Return on Average Tangible Common Shareholders' Equity Year Ended ($ amounts in millions) 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 2,061 $ 1,774 $ 1,976 $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity 18,541 $ 17,484 $ 16,522 $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 5,887 5,920 5,960 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (130) (117) (106) (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,491 1,693 1,659 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 11,293 $ 9,988 $ 9,009 $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 18.25% 17.77% 21.93% 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

Non-GAAP Reconciliation

Tangible Common Ratios

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions, except per share data)		As of and for Quarter Ended 12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
TANGIBLE COMMON RATIOS						
Shareholders' equity (GAAP)	A	**$ 19,043**	$ 19,049	$ 18,666	$ 18,530	$ 17,879
Less: Preferred stock (GAAP)		**1,369**	1,369	1,369	1,715	1,715
Common shareholders' equity (GAAP)	B	**17,674**	17,680	17,297	16,815	16,164
Less:						
Intangible assets (GAAP)		**5,873**	5,879	5,886	5,894	5,902
Deferred tax liability related to intangibles (GAAP)		**(138)**	(133)	(130)	(126)	(126)
Tangible common shareholders' equity (non-GAAP)	C	**$ 11,939**	$ 11,934	$ 11,541	$ 11,047	$ 10,388
Less: AOCI, after-tax (GAAP)		**$ (1,535)**	$ (1,660)	$ (1,967)	$ (2,283)	$ (2,928)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	D	**$ 13,474**	**$ 13,594**	**$ 13,508**	**$ 13,330**	**$ 13,316**
Total assets (GAAP)	E	**$ 159,553**	$ 159,940	$ 159,206	$ 159,846	$ 157,302
Less:						
Intangible assets (GAAP)		**5,873**	5,879	5,886	5,894	5,902
Deferred tax liability related to intangibles (GAAP)		**(138)**	(133)	(130)	(126)	(126)
Tangible assets (non-GAAP)	F	**$ 153,818**	$ 154,194	$ 153,450	$ 154,078	$ 151,526
Less: AOCI, pre-tax (GAAP)		**$ (2,057)**	**$ (2,220)**	**$ (2,631)**	$ (4,325)	$ (3,912)
Tangible assets excluding AOCI (non-GAAP)	G	**$ 155,875**	**$ 156,414**	**$ 156,081**	**$ 158,403**	**$ 155,438**
Shares outstanding—end of quarter	H	**868**	885	894	899	909
Total equity to total assets (GAAP)	A/E	**11.94 %**	11.91 %	11.72 %	11.59 %	11.37 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	C/F	**7.76 %**	7.74 %	7.52 %	7.17 %	6.86 %
Common book value per share (GAAP)	B/H	**$ 20.36**	$ 19.98	$ 19.35	$ 18.70	$ 17.77
Tangible common book value per share (non-GAAP)	C/H	**$ 13.75**	$ 13.49	$ 12.91	$ 12.29	$ 11.42
Tangible common shareholders' equity to tangible assets (non-GAAP), ex. AOCI	D/G	**8.64 %**	**8.69 %**	**8.65 %**	**8.42 %**	**8.57 %**

REGIONS | 75

76 Non-GAAP Reconciliation Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios NM - Not Meaningful Quarter Ended Year Ended ($ amounts in millions) 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 4Q25 vs. 3Q25 4Q25 vs. 4Q24 12/31/2025 Net income available to common shareholders (GAAP) A $ 514 $ 548 $ 534 $ 465 $ 508 $ (34) (6.2) % $ 6 1.2% $ 2,061 Adjustments: Securities (gains) losses, net — 25 — 25 30 (25) (100.0) % (30) (100.0) % 50 FDIC insurance special assessment (14) (3) (1) 1 (2) (11) (366.7) % (12) NM (17) Salaries and employee benefits—severance charges — — 1 1 10 — NM (10) (100.0) % 2 Branch consolidation, property and equipment charges — (5) — — 1 5 100.0% (1) (100.0) % (5) Professional, legal and regulatory expenses — — — 2 — — NM — NM 2 Preferred stock redemption expense — — 4 — — — NM — NM 4 Total adjustments (14) 17 4 29 39 $ (31) (182.4) % $ (53) (135.9) % 36 Tax impact of adjusted items 4 (4) — (7) (9) 8 200.0% 13 144.4% (7) Adjusted net income available to common shareholders (non-GAAP) B $ 504 $ 561 $ 538 $ 487 $ 538 $ (57) (10.2) % $ (34) (6.3) % 2,090 Weighted-average diluted shares C 880 894 900 910 915 896 Diluted EPS (GAAP) A/C $ 0.58 $ 0.61 $ 0.59 $ 0.51 $ 0.56 $ (0.03) (4.9) % $ 0.02 3.6% $ 2.30 Adjusted diluted EPS (non-GAAP) B/C 0.57 0.63 0.60 0.54 0.59 $ (0.06) (9.5) % $ (0.02) (3.4) % $ 2.33 Average shareholders' equity (GAAP) 18,986 18,688 18,350 18,127 18,042 298 1.6% 944 5.2% $ 18,541 Less: Average preferred stock (GAAP) 1,369 1,369 1,513 1,715 1,715 — — % (346) (20.2) % 1,491 Average common shareholders' equity (GAAP) D 17,617 17,319 16,837 16,412 16,327 298 1.7% 1,290 7.9% $ 17,050 Less: Average intangible assets (GAAP) 5,876 5,883 5,891 5,899 5,907 (7) (0.1) % (31) (0.5) % 5,887 Average deferred tax liability related to intangibles (GAAP) (135) (131) (127) (126) (123) (4) (3.1) % (12) (9.8) % (130) Average tangible common shareholders' equity (non-GAAP) E $ 11,876 $ 11,567 $ 11,073 $ 10,639 $ 10,543 309 2.7% 1,333 12.6% 11,293 Return on average common shareholders' equity (GAAP) A/D 11.58% 12.56% 12.72% 11.49% 12.39% 12.09 % Return on average tangible common shareholders' equity (non-GAAP) A/E 17.17% 18.81% 19.34% 17.72% 19.19% 18.25 % Adjusted return on average tangible common shareholders' equity (non-GAAP) B/E 16.84% 19.24% 19.48% 18.58% 20.30% 18.51%

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI)

GENERATING **Consistent Sustainable Long-term Performance**

	Quarter Ended									Year Ended
($ amounts in millions)	**12/31/2025**	9/30/2025	6/30/2025	3/31/2025	12/31/2024	4Q25 vs. 3Q25		4Q25 vs. 4Q24		**12/31/2025**
Net income available to common shareholders (GAAP)	**$ 514**	$ 548	$ 534	$ 465	$ 508	$ (34)	(6.2)%	$ 6	1.2 %	**$ 2,061**
Preferred dividends and other (GAAP)	**20**	21	29	25	26	(1)	(4.8)%	(6)	(23.1)%	**95**
Income tax expense (GAAP)	**174**	139	143	131	123	35	25.2 %	51	41.5 %	**587**
Income before income taxes (GAAP)	**708**	708	706	621	657	—	— %	51	7.8 %	**2,743**
Provision for credit losses (GAAP)	**115**	105	126	124	120	10	9.5 %	(5)	(4.2)%	**470**
Pre-tax pre-provision income (non-GAAP)	**823**	813	832	745	777	10	1.2 %	46	5.9 %	**3,213**
Other adjustments:										
Securities (gains) losses, net	**—**	25	—	25	30	(25)	(100.0)%	(30)	(100.0)%	**50**
FDIC insurance special assessment	**(14)**	(3)	(1)	1	(2)	(11)	(366.7)%	(12)	NM	**(17)**
Salaries and employee benefits—severance charges	**—**	—	1	1	10	—	NM	(10)	(100.0)%	**2**
Branch consolidation, property and equipment charges	**—**	(5)	—	—	1	5	(100.0)%	(1)	(100.0)%	**(5)**
Professional, legal and regulatory expenses	**—**	—	—	2	—	—	NM	—	NM	**2**
Total other adjustments	**(14)**	17	—	29	39	(31)	(182.4)%	(53)	(135.9)%	**32**
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 809**	$ 830	$ 832	$ 774	$ 816	$ (21)	(2.5)%	$ (7)	(0.9)%	**$ 3,245**

NM - Not Meaningful

REGIONS | 77

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	4Q25 vs. 3Q25		4Q25 vs. 4Q24		Year Ended 12/31/2025
Non-interest expense (GAAP)	A	**$ 1,098**	$ 1,103	$ 1,073	$ 1,039	$ 1,038	$ (5)	(0.5)%	$ 60	5.8 %	**$ 4,313**
Adjustments:											
FDIC insurance special assessment		**14**	3	1	(1)	2	11	366.7 %	12	NM	**17**
Branch consolidation, property and equipment charges		**—**	5	—	—	(1)	(5)	(100.0)%	1	100.0 %	**5**
Salary and employee benefits—severance charges		**—**	—	(1)	(1)	(10)	—	NM	10	100.0 %	**(2)**
Professional, legal and regulatory expenses		**—**	—	—	(2)	—	—	NM	—	NM	**(2)**
Adjusted non-interest expense (non-GAAP)	B	**$ 1,112**	$ 1,111	$ 1,073	$ 1,035	$ 1,029	$ 1	0.1 %	$ 83	8.1 %	**$ 4,331**
Net interest income (GAAP)	C	**$ 1,281**	$ 1,257	$ 1,259	$ 1,194	$ 1,230	$ 24	1.9 %	$ 51	4.1 %	**$ 4,991**
Taxable-equivalent adjustment		**13**	12	12	12	13	1	8.3 %	—	— %	**49**
Net interest income, taxable-equivalent basis	D	**$ 1,294**	$ 1,269	$ 1,271	$ 1,206	$ 1,243	$ 25	2.0 %	$ 51	4.1 %	**$ 5,040**
Non-interest income (GAAP)	E	**640**	659	646	590	585	(19)	(2.9)%	55	9.4 %	**$ 2,535**
Adjustments:											
Securities (gains) losses, net		**—**	25	—	25	30	(25)	(100.0)%	(30)	(100.0)%	**50**
Adjusted non-interest income (non-GAAP)	F	**$ 640**	$ 684	$ 646	$ 615	$ 615	(44)	(6.4)%	$ 25	4.1 %	**$ 2,585**
Total revenue	C+E=G	**$ 1,921**	$ 1,916	$ 1,905	$ 1,784	$ 1,815	$ 5	0.3 %	$ 106	5.8 %	**$ 7,526**
Adjusted total revenue (non-GAAP)	C+F=H	**$ 1,921**	$ 1,941	$ 1,905	$ 1,809	$ 1,845	$ (20)	(1.0)%	$ 76	4.1 %	**$ 7,576**
Total revenue, taxable-equivalent basis	D+E=I	**$ 1,934**	$ 1,928	$ 1,917	$ 1,796	$ 1,828	$ 6	0.3 %	$ 106	5.8 %	**$ 7,575**
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	**$ 1,934**	$ 1,953	$ 1,917	$ 1,821	$ 1,858	$ (19)	(1.0)%	$ 76	4.1 %	**$ 7,625**
Efficiency ratio (GAAP)	A/I	**56.8 %**	57.2 %	56.0 %	57.9 %	56.8 %					**56.9 %**
Adjusted efficiency ratio (non-GAAP)	B/J	**57.5 %**	56.9 %	56.0 %	56.8 %	55.4 %					**56.8 %**
Fee income ratio (GAAP)	E/I	**33.1 %**	34.2 %	33.7 %	32.9 %	32.0 %					**33.5 %**
Adjusted fee income ratio (non-GAAP)	F/J	**33.1 %**	35.0 %	33.7 %	33.8 %	33.1 %					**33.9 %**

NM - Not Meaningful

REGIONS | 78

Non-GAAP Reconciliation

Non-Interest Income

GENERATING
Consistent Sustainable Long-term Performance

($ amounts in millions)	Year Ended 2025	2024	2023	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Non-interest income (GAAP)	**$ 2,535**	$ 2,265	$ 2,256	$ 2,429	$ 2,524	$ 2,393	$ 2,116	$ 2,019	$ 1,962	$ 2,011	$ 1,937	$ 1,785	$ 2,096	$ 2,201	$ 2,226
Security (gains) losses, net	**50**	208	5	1	(3)	(4)	28	(1)	(19)	(6)	(29)	(27)	(26)	(48)	(112)
Bank owned life insurance	**—**	—	—	—	(18)	(25)	—	—	—	—	—	—	—	—	—
Leveraged lease terminations income	**—**	—	(2)	(1)	(2)	(2)	(1)	(8)	(1)	(8)	(8)	(10)	(39)	(14)	(8)
Loss on sale of mortgage loans	**—**	—	—	—	—	—	—	—	—	—	—	—	—	—	3
Gain on sale of other assets	**—**	—	—	—	—	—	—	—	—	—	—	—	(24)	—	—
Gain on sale of affordable housing residential mortgage loans	**—**	—	—	—	—	—	(8)	—	(5)	(5)	—	—	—	—	—
Gains on equity investment	**—**	—	—	—	(3)	(50)	—	—	—	—	—	—	—	—	—
Insurance proceeds	**—**	—	—	(50)	—	—	—	—	—	(50)	(91)	—	—	—	—
Adjusted non-interest income (non-GAAP)	**$ 2,585**	$ 2,473	$ 2,259	$ 2,379	$ 2,498	$ 2,312	$ 2,135	$ 2,010	$ 1,937	$ 1,942	$ 1,809	$ 1,748	$ 2,007	$ 2,139	$ 2,109
Less: Business sold in a subsequent period [1]	**$ —**	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 117	$ 111	$ 108
Adjusted non-interest income excluding business sold in a subsequent period(non-GAAP)	**$ 2,585**	**$ 2,473**	**$ 2,259**	**$ 2,379**	**$ 2,498**	**$ 2,312**	**$ 2,135**	**$ 2,010**	**$ 1,937**	**$ 1,942**	**$ 1,809**	**$ 1,748**	**$ 1,890**	**$ 2,028**	**$ 2,001**

(1) In 2018, the Company sold Regions Insurance Group, Inc. and the results of this entity were separately disclosed as discontinued operations in all periods presented externally. The results from Regions Insurance Group, Inc. have been removed in previous periods for comparability.

REGIONS | 79

80 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,313 $ 4,242 $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment 17 (16) (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (2) (3) (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges 5 (3) (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — — — (4) — — Early extinguishment of debt — — 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (2) (30) (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — — — (1) — — — — Other miscellaneous expenses — 37 — — — — — — — — Adjusted non-interest expense (non-GAAP) $ 4,331 $ 4,227 $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

81 Quarter Ended ($ amounts in millions) 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 CET1 RATIOS Common Equity Tier 1(1) A $ 13,490 $ 13,620 $ 13,533 $ 13,355 $ 13,434 Adjustments: AOCI gain (loss) on securities(2) (1,076) (1,241) (1,485) (1,645) (2,024) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (391) (396) (401) (406) (410) Common Equity Tier 1 (inclusive of AOCI)(non-GAAP) B $ 12,023 $ 11,983 $ 11,647 $ 11,304 $ 11,000 Total risk-weighted assets(1) C $ 124,741 $ 125,386 $ 125,755 $ 123,755 $ 124,440 Common Equity Tier 1 ratio(1)(3) A/C 10.8% 10.9% 10.8% 10.8% 10.8 % Common Equity Tier 1 ratio (inclusive of AOCI)(non-GAAP)(1)(3) B/C 9.6% 9.6% 9.3% 9.1% 8.8 % Non-GAAP Reconciliation CET1- inclusive of AOCI(4) (1) Common equity Tier 1 as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

82 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms, expressions, and graphics often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including tariffs, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, digital wallet providers, and digital currency issuers, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

83 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • The development and use of AI presents risks and challenges that may adversely impact our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in control of the U.S. Congress and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

84 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III Rules), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2024 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)

Internal Use